UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Third Coast Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a -6(i)(1) and 0-11.

April 16, 2026

Dear Fellow Shareholder:

On behalf of our Board of Directors, I invite you to attend the 2026 Annual Meeting of Shareholders of Third Coast Bancshares, Inc. to be held at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, on Thursday, May 21, 2026, at 10:00 a.m. Central Time.

The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

We appreciate your continued support of our company and look forward to seeing you at the 2026 Annual Meeting.

Sincerely,

Bart O. Caraway Chairman, President and Chief Executive Officer

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Third Coast Bancshares, Inc.:

The 2026 Annual Meeting of Shareholders (the “annual meeting”) of Third Coast Bancshares, Inc. (the “Company”) will be held on Thursday, May 21, 2026, at 10:00 a.m. Central Time at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, for the following purposes:

1.

To elect four (4) Class A directors to serve on the board of directors of the Company until the Company’s 2029 annual meeting of shareholders and one (1) Class C director to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, a copy of which is attached as Appendix A to the accompanying proxy statement;

3.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 27, 2026, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or the voting instruction card provided by your broker, bank or other nominee. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Bart O. Caraway

Chairman, President and Chief Executive Officer

Humble, Texas

April 16, 2026

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 21, 2026: This proxy statement and our Annual Report for the year ended December 31, 2025 are available at www.proxydocs.com/TCBX. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person.

Your Vote is Important

A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or via telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before the annual meeting is called to order. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

20202 Highway 59 North, Suite 190

Humble, Texas 77338

(281) 446-7000

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2026

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “TCBX” refer to Third Coast Bancshares, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Third Coast Bank, a wholly-owned subsidiary of the Company; and references to “TCCC” refer to Third Coast Commercial Capital, Inc., a wholly-owned subsidiary of the Bank. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, par value $1.00 per share (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company for use at the 2026 Annual Meeting of Shareholders of the Company to be held on Thursday, May 21, 2026 at 10:00 a.m. Central Time at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the annual meeting. This proxy statement, the notice of the meeting, the annual report to shareholders on Form 10-K for the year ended December 31, 2025, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about April 16, 2026. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be Held on May 21, 2026

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.proxydocs.com/TCBX. This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the annual meeting and vote in person and does not use functions that identify you as a visitor to the website.

ABOUT THE ANNUAL MEETING

When and where will the annual meeting be held?

The annual meeting is scheduled to take place at 10:00 a.m. Central Time on May 21, 2026, at the office of Third Coast Bank located at 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice, including the following:

1.

To elect four (4) Class A directors to serve on the board of directors of the Company until the Company’s 2029 annual meeting of shareholders and one (1) Class C director to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement;

3.	To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for directors?

The following four (4) persons have been nominated for election as Class A directors of the Company:

Bart O. Caraway

Clint Greenleaf

Tony Scavuzzo

Mary Stich

The following person has been nominated for election as a Class C director of the Company:

Jeffrey A. Wilkinson

Who is entitled to vote at the annual meeting?

The holders of record of the Company’s outstanding common stock as of the close of business on March 27, 2026 (the “record date”) will be entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. On the record date, there were 16,562,087 shares of common stock outstanding and entitled to vote.

How do I vote?

You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

•

indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

•	go to the website www.proxydocs.com/TCBX and follow the instructions for Internet voting on that website; or

•	vote over the telephone by following the instructions on the proxy card.

Please note that if you are a record holder of our common stock and intend to vote via the Internet or over the telephone, your vote must be received prior to the time that the annual meeting is called to order.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the proxy materials, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board of directors has appointed Bart O. Caraway and Troy A. Glander to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy card.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card to vote your shares in a timely manner.

To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.

Please note that if you intend to vote your shares in person at the annual meeting, the Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Continental Stock Transfer & Trust Company at the Company’s request.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the annual meeting?

A quorum will be present at a meeting of shareholders if a majority of the outstanding shares of stock of the Company entitled to vote are represented in person or by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s first amended and restated certificate of formation, as amended (the “Certificate of Formation”), prohibits cumulative voting.

What is a broker non-vote?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (Proposal 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of the Class A directors and Class C director to the board of directors (Proposal 1) or the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan (Proposal 2).

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for Class A director and Class C director;

Proposal 2—FOR the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan; and

Proposal 3—FOR the ratification of the appointment of Whitley Penn LLP.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for Class A director and Class C director;

Proposal 2—FOR the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan; and

Proposal 3—FOR the ratification of the appointment of Whitley Penn LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Whitley Penn LLP (Proposal 3).

What are my choices when voting?

With respect to the election of directors (Proposal 1), you may vote for the election of the nominee, against the election of the nominee, or abstain from voting on the nominee. With respect to the proposal to approve the

Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan (Proposal 2) and the proposal to ratify the appointment of Whitley Penn LLP (Proposal 3), you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions by:

•

delivering to the Company at any time before the annual meeting is called to order a written notice of revocation addressed to: Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338, Attn: Secretary;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, no later than the time the annual meeting is called to order, and any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card and following the instructions indicated on the proxy card; or

•

attending the annual meeting and voting in person, and any earlier vote by proxy will be superseded. Your attendance alone at the annual meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the annual meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1).

Assuming the presence of a quorum, the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan (Proposal 2) will require the affirmative vote of a majority of the votes cast at the annual meeting regarding that proposal.

Assuming the presence of a quorum, the ratification of Whitley Penn LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 3) will require the affirmative vote of a majority of the votes cast at the annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?

Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm, and abstentions, are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to one or more nominees for director will not count as votes cast with respect to that director and will not be treated as a vote against such nominee or nominees (Proposal 1). A broker non-vote or an abstention with respect to the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan will not count as votes cast with respect to such proposal and will not be treated as a vote against such proposal (Proposal 2).

Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm (Proposal 3).

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The board of directors is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

In addition, the chairman of the meeting has the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, limitations on the time allotted to questions or comments on the affairs of the Company, the establishment of procedures for the maintenance of order and safety, restrictions on entry to such meeting after the time prescribed for the commencement of the annual meeting, and the opening and closing of the voting polls, and all other aspects of the annual meeting.

Where can I find voting results?

The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board of directors?

To communicate with the board of directors, shareholders should submit their comments by sending written correspondence via mail or courier to Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338, Attn: Secretary; or via email at leber@thirdcoast.bank. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board of directors if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

Our board of directors consists of sixteen (16) members and will consist of fourteen (14) members if all director nominees are elected at the annual meeting. In accordance with the Company’s first amended and restated bylaws (the “Bylaws”), the Company’s board of directors is divided into three classes, Class A, Class B and Class C, with each class serving staggered three-year terms as follows:

•	The Class A directors are Mr. W. Donald Brunson, Mr. Bart O. Caraway, Mr. Shelton J. McDonald, Mr. Tony Scavuzzo, and Ms. Mary Stich, and their term will expire at the annual meeting;

•

The Class B directors are Ms. Carolyn Bailey, Mr. Dennis Bonnen, Ms. Lynn Eisenhart, Mr. Troy A. Glander, Mr. Joseph L. Stunja, and Mr. Jeffrey A. Wilkinson, and their term will expire at the annual meeting to be held in 2027, except that Mr. Jeffrey A. Wilkinson’s term will expire at the annual meeting; and

•

The Class C directors are Dr. Martin Basaldua, Mr. Clint Greenleaf, Mr. David Phelps, Mr. Reagan Swinbank, and Dr. Greg Bonnen, and their term will expire at the annual meeting to be held in 2028, except that Mr. Greenleaf’s term will expire at the annual meeting.

Our board of directors has nominated Mr. Bart O. Caraway, Mr. Clint Greenleaf, Mr. Tony Scavuzzo, and Ms. Mary Stich as the nominees for election as Class A directors at the annual meeting. Each Class A nominee currently serves as a Class A director, except that Mr. Greenleaf currently serves as a Class C director. If elected, all Class A nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2029 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal.

Our board of directors has nominated Mr. Jeffrey A. Wilkinson as the nominee for election as a Class C director at the annual meeting. Mr. Wilkinson currently serves as a Class B director. If elected, Mr. Wilkinson will serve for a term commencing on the date of the annual meeting and continuing until the 2028 annual meeting or until his successor is duly elected, or until his earlier death, resignation or removal.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

The following table sets forth the name, age, and positions with the Company for each nominee for election as a Class A director and Class C director of the Company:

Name of Nominee	Age	Position	Director Since
Class A Director Nominees
Bart O. Caraway	55	Chairman, President and Chief Executive Officer	2013
Clint Greenleaf	50	Director	2026
Tony Scavuzzo	44	Director	2022
Mary Stich	69	Director	2025
Class C Director Nominee
Jeffrey A. Wilkinson	59	Director	2026

The following is a brief discussion of the business and banking background and experience of our Class A and Class C director nominees.

Class A Director Nominees

Bart O. Caraway. Mr. Caraway, 55, serves as the Founder, Chairman, President and Chief Executive Officer of the Company and the Bank. Mr. Caraway has been a director of the Company since formation in 2013 and a director of the Bank since its organization in 2008. He is also Chairman, President and Chief Executive Officer and a director of Third Coast Commercial Capital. Mr. Caraway began his career in the early 1990s in banking and public accounting and is a Texas licensed attorney and Certified Public Accountant. Prior to founding the Bank, he served in executive roles at several community banks. Mr. Caraway also created and developed the role of Director of Financial Institution Services for Briggs & Veselka Co. (merged into Crowe LLP) and was responsible for developing the firm’s financial institution and consulting practice, including bank audit and attestation services; internal audit services; loan reviews; risk assessments; de novo bank chartering; and consulting for mergers and acquisitions, strategic planning, compliance, and management advisory services. Mr. Caraway was named the 2023 Honoree Most Admired CEO by Houston Business Journal and a 2022 Finalist EY Entrepreneur of the Year. Mr. Caraway graduated from the University of Texas at Austin with a Bachelor of Business Administration degree in Accounting in 1992 and has been a Certified Public Accountant since 1996. Thereafter, he earned a law degree from the University of Houston Law School and has been licensed to practice law since 1999. Mr. Caraway’s deep institutional knowledge and extensive banking and accounting experience, long-standing business and banking relationships in our markets, as well as years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Clint Greenleaf. Mr. Greenleaf, 50, has served as a director of the Company and the Bank since February 2026. Mr. Greenleaf is the CEO of Content Capital, an Austin-based content firm that develops, represents, produces, and invests in innovative creators across all forms of media. Mr. Greenleaf started Content Capital in 2017 as he was winding down his work at HomePlate Peanut Butter. When HomePlate sold in 2019, he moved full time into Content Capital as CEO and began growing the company’s media footprint, focusing on books, audio books and podcasts. Mr. Greenleaf sold part of the business in 2024 (a podcast network) and another portion in 2025 (the podcast services business). He currently manages the book publishing and audio book divisions of the business. A CPA, Mr. Greenleaf serves on another board for a publishing company, Advantage/Forbes Books. Mr. Greenleaf is also NACD Director Certified and is a Board Fellow, and serves on the Texas Tri-Cities board for NACD. In addition to his CPA and NACD certification and Fellowship, Mr. Greenleaf served as Audit Chair of the board of directors of Keystone Bancshares, Inc. Mr. Greenleaf graduated from the College of the Holy Cross with a Bachelor of Business Administration degree in Economics & Accounting in 1997. Mr. Greenleaf’s accounting and management experience qualify him to serve on our board of directors.

Tony Scavuzzo. Mr. Scavuzzo, 44, has been a director of the Company and the Bank since 2022. Mr. Scavuzzo is a Managing Principal of Castle Creek®, an alternative asset management firm focused on the community banking industry, and joined the firm in 2009. He sits on the Investment Committee for the Castle Creek funds and is on the board of directors at several portfolio companies including Blue Ridge Bankshares, Pathfinder Bancorp, McGregor Bancshares, Texas Community Bancshares, Central Payments LLC, and Marstone, Inc. His previous board experience includes over a dozen other companies, including Enterprise Financial Services Corp and Guaranty Federal Bancshares. He also serves on various board committees regarding governance, compensation, risk, and asset/liability management. Mr. Scavuzzo is also a member of the Investment Committee for Castle Creek Launchpad Fund I, a venture capital fund focused on the intersection of Fintech and Community Banking. Prior to joining Castle Creek, Mr. Scavuzzo worked in an operating role for the Chief Executive Officer at MB Financial Bank in Chicago where he was responsible for evaluation of merger and acquisition opportunities and capital investment strategy. He also held positions in various departments including corporate treasury, asset/liability management, wealth management, and credit analysis. Mr. Scavuzzo is currently a member of the Board of Trustees for the Dallas Police and Fire Pension System and a member of the CFA Society of Dallas/Fort Worth. He is also a member of The Dallas Petroleum Club. He was formerly Treasurer and a member of the board of directors for the CFA Society of San Diego and past Chairman of the Finance Committee for the CFA Society of Chicago. Mr. Scavuzzo received his Master of Business Administration from the University of Chicago Booth School of Business and graduated with a Bachelor of Business Administration in Finance from the University of Iowa. He is also a CFA Charter holder. Mr. Scavuzzo’s extensive bank operating experience, including experience in wealth management, asset liability and investment, and mergers and acquisitions, as well as his significant board committee experience in risk, compensation, and asset liability and investment, qualify him to serve on our board of directors.

Mary Stich. Ms. Stich, 69, has served as a director of the Company since 2025, an advisory director of the Company since 2023 and a director of the Bank since 2024. She is a business lawyer who began her career in the 1980s. She has served as an executive, C-suite advisor, and deputy general counsel for public and private companies across all business functions in multiple legal practice areas including commercial disputes, HR and employment law, executive agreements, risk management, insurance and compliance, intellectual property, data protection and privacy. She is former vice-president and deputy general counsel at Rackspace Technology (RXT), a multi-cloud technology solutions company headquartered in San Antonio, Texas, where she led a global team. Ms. Stich is a former shareholder and partner at the commercial law firm Cox & Smith Incorporated (now Dykema) and former chief litigation and employment counsel at iHeart Media. She is currently in private practice and is licensed to practice law in the State of Texas and before the U.S Supreme Court. Ms. Stich obtained a Bachelor of Arts degree from St. Mary’s University and a Doctor of Jurisprudence (J.D.) from St. Mary’s University School of Law. She graduated with academic honors. Ms. Stich is a recognized community leader and contributor. She received the Ethical Life Award from the Association of Corporate Counsel and the President’s Award from the San Antonio Bar Association. She is a recipient of the Belva Lockwood Outstanding Lawyer Award from the Bexar County Women’s Bar Association. Ms. Stich was awarded a Women’s Leadership Award and Outstanding Lawyer Award from the San Antonio Business Journal. She is on the board of directors of Goodwill Industries of San Antonio where she chairs the Mission Committee and served on the selection committee for the CEO. She provides pro bono legal services as a volunteer for the San Antonio Legal Services Association where she has also served as an officer and director of the board. She is on the Board of Trustees of St. Mary’s University and is a former member of the Board of Visitors for St. Mary’s University School of Law where she previously served as an Associate Dean. In 2024, Ms. Stich completed the Bank Director® Director’s Certification program. She is a former board member and past president of the Association of Corporate Counsel - South Texas. She is a founding member and former president of the Bexar County Women’s Bar Association. She is a former treasurer of the San Antonio Bar Association. Ms. Stich’s significant business and legal experience and community involvement qualify her to serve on our board of directors.

Class C Director Nominee

Jeffrey A. Wilkinson. Mr. Wilkinson, 59, has served as Chairman - Austin Market of the Bank and a director of the Company and the Bank since February 2026. Mr. Wilkinson served as Chairman and Chief Executive Officer of Keystone Bancshares, Inc. and its wholly owned subsidiary, Keystone Bank, SSB, which he founded and which specialized in community banking, from 2018 until the consummation of our merger with Keystone Bancshares, Inc. in February 2026. He has more than 36 years of experience in the financial services industry and has served in senior executive roles, including Chief Financial Officer. Mr. Wilkinson received a Bachelor of Science in Business Administration with a concentration in Accounting from the University of Central Missouri in 1989 and is a former Certified Public Accountant. Prior to founding Keystone Bancshares, Inc. and Keystone Bank, SSB, Mr. Wilkinson was the Founding Chief Executive Officer of Pioneer Bancshares, Inc. and Pioneer Bank in Dripping Springs, Texas. Under his leadership as President, Chief Executive Officer, and Director, Pioneer Bank grew from $9 million in initial capitalization to approximately $1.2 billion in total assets with 22 locations across Texas. Mr. Wilkinson currently serves on the Finance Committee of Austin Habitat for Humanity and is a member of the Texas Business Leadership Council, a statewide network of chief executive officers and senior business leaders focused on advancing long-term economic growth and competitiveness in Texas. In 2025, Mr. Wilkinson was named a finalist for the EY Entrepreneur of the Year in the Gulf South region. Mr. Wilkinson’s extensive experience as Chairman, Chief Executive Officer, and director of banking organizations, including his prior service as Chief Financial Officer of a publicly held banking organization, provides him with significant expertise in financial oversight, risk management, and strategic planning. His background as a Certified Public Accountant and bank consultant, providing audit and advisory services to community banks, further enhances his qualifications in financial reporting, internal controls, and regulatory compliance. In addition, Mr. Wilkinson’s current and prior involvement in professional and charitable organizations demonstrates a strong commitment to community engagement and governance, all of which qualify him to serve on our board of directors.

Election Procedures

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the election of each of the nominees for Class A director and Class C director. This means the four (4) Class A director nominees and one (1) Class C director nominee will be elected if the number of shares voted “for” a nominee exceeds the number of shares voted against that nominee (with “abstentions” and “broker non-votes” not counted as votes cast with respect to that nominee).

Unless instructed to abstain or vote against one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a Class A director or Class C director, as applicable, for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve as a Class A director or Class C director, as applicable. All of the nominees have consented to being named herein and to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

The following is a brief discussion of the business and banking background and experience of our continuing directors that will stand for re-election at the annual meeting of shareholders to be held in 2027 or 2028, as applicable.

Class B Directors with a Term Expiring in 2027

Carolyn Bailey. Ms. Bailey, 64, has been a director of the Company and the Bank since 2020. Ms. Bailey’s career began in the early 1990s and includes combined industry and consulting experience in assisting large multinational companies with complex federal, state and international income tax compliance, accounting and tax department operational and technology issues. She was a partner in tax services at Ernst & Young from 2007 until her retirement in 2019, and has served in various roles including America’s Digital Tax Administration Services Leader and the US Business Tax Compliance Leader. Prior to Ernst & Young, she was the Director of Income Tax Reporting and Accounting for Continental Airlines and Director of Income Tax Reporting and Accounting for GE Capital. Ms. Bailey formerly served as an adjunct professor at the University of Houston, where she taught business courses to undergraduate students in the Wolff Center for Entrepreneurship. Ms. Bailey holds a Certified Public Accountant certification in the State of Texas and a Bachelor of Science in Accountancy from Wright State University in Fairborn, Ohio. Ms. Bailey’s accounting and management experience qualify her to serve on our board of directors.

Dennis Bonnen. Mr. Bonnen, 54, has been a director of the Company and the Bank since 2020. Mr. Bonnen has many years of experience as a proven successful banker and founded Heritage Bank in 2008 where he served as President, Chairman, and Chief Executive Officer until the consummation of our merger with Heritage Bancorp, Inc. Mr. Bonnen has also served as President, Business Strategy of R&K Distributors, a beverage distributor. He currently is the founding partner of Second Floor Strategies, a corporate strategic consulting firm. Prior to founding Heritage Bank, he held executive positions with First Community Bank, Wells Fargo Bank, and

Moody National Bank. In addition, Mr. Bonnen served as the State Representative for House District 25 in the Texas Legislature from 1997 to 2021 and served as the Speaker of the Texas House of Representatives from January 2019 to January 2021. Prior to becoming Speaker of the House, Mr. Bonnen was appointed as Speaker Pro Tempore for three consecutive sessions and chaired a number of committees focused on economic development, tax policy, insurance, education and many others. In 2009, he was named one of the top 40 Houston business leaders under the age of 40 by the Houston Business Journal. Mr. Bonnen dedicates his time to several business and charitable organization boards throughout Texas. He is a graduate of St. Edwards University. Mr. Bonnen’s leadership experience and extensive market knowledge qualify him to serve on our board of directors.

Lynn Eisenhart. Ms. Eisenhart, 47, has served as a director of the Company since 2025 and an advisory director of the Company and a director of the Bank since 2024. She is a prominent figure in the world of strategic investments, having most recently served as part of the leadership team for the Bill & Melinda Gates Foundation’s $2.5 billion Strategic Investment Fund. She spearheaded the foundation’s global fintech investment initiatives across Africa, Asia, and the United States. Prior to this, Ms. Eisenhart was the head strategic advisor to Melinda French Gates, Co-Chair of the Gates Foundation. Before joining the Gates Foundation, Ms. Eisenhart made significant contributions to the fintech industry through her corporate strategy role at T-Mobile, where she developed a fintech joint venture. Her career also includes a tenure as a retail banking Vice President at Washington Mutual (now part of JP Morgan Chase), where she designed innovative customer banking and payment products. Additionally, she has led technology management initiatives for various clients during her time at Accenture. Ms. Eisenhart is a director and the Chair of the Audit Committee of Launch Two Acquisition Corp. She also served as a director of FTAC Olympus Acquisition Corp. from August 2020 to June 2021 and a director of Global Health Investment Fund from April 2020 to March 2021. Ms. Eisenhart’s academic background is equally impressive: she holds a Bachelor of Science degree in Foreign Service from Georgetown University and an MBA from Yale University. Born in Texas to first-generation immigrants, Ms. Eisenhart now resides in Washington with her husband and two children. Ms. Eisenhart’s extensive business experience and investment knowledge qualify her to serve on our board of directors.

Troy A. Glander. Mr. Glander, 55, has been a director of the Company since 2013 and a director of the Bank since 2008. He is a partner with Nava & Glander, PLLC and practices primarily in the area of business litigation. He has been a member of the law firm since 2012 and has also served as President of the firm since that time. Mr. Glander has been recognized as a Texas Monthly Magazine “Rising Star”, the SA Longhorns Club and Texas Exes’ “Longhorn of the Year”, and a Texas Monthly Magazine “Super Lawyer.” He has also been recognized as a “Top Attorney in Texas” by Texas Monthly and a “Top Lawyer” by S.A. Scene and is a recipient of AT&T’s “In the Trenches” award, Brown & Brown’s “Peacemaker” award, and the Longhorn Foundation’s “Excellence in Leadership” award. Mr. Glander obtained a Bachelor of Business Administration from The University of Texas at Austin and a Doctor of Jurisprudence (J.D.) from St. Mary’s University School of Law. Mr. Glander is a member of the Million Dollar Advocates Forum, Association of Trial Lawyers of America, State Bar of Texas, Texas Association of Defense Counsel, and San Antonio Bar Association. He is a Fellow of the Texas Bar Foundation. He has served on the board of directors for the Texas Association of Defense Counsel and Texas Exes and chaired their Chapter Advisory Board. He was a director of the San Antonio Texas Exes and is a Past-President of the Chapter. He was a director of the San Antonio Longhorn Foundation and is the Past-President of that organization. Mr. Glander’s significant business and legal experience and community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Joseph L. Stunja. Mr. Stunja, 73, has served as a director of the Company since 2013 and a director of the Bank since 2008. From August 2016 to December 2019, Mr. Stunja served as Business Development Officer of the Bank. From June 2010 to January 2016, Mr. Stunja also served as director and Treasurer of the San Jacinto River Authority. He retired from Friendswood Development Company in 2012 after 34 years of service and numerous assignments leading up to his role as past president of Friendswood Development Company. Friendswood Development Company, a Lennar Company, was previously a subsidiary of Exxon and developed the Kingwood community. Mr. Stunja and his wife, Tracy, co-owned and operated RE/MAX Associates Northeast, one of the largest real estate agencies in Houston, from 1998 to 2010. He has also been intimately involved in the community. He has served on: the Lake Houston Area (formerly, Humble Area) Chamber of Commerce Board from 1993 to 2012, the Board of the Lake Houston YMCA from 1996 to 2002, Director of the Kingwood Super Neighborhood Council from 2002 to 2012, and The Clubs of Kingwood Board of Governors from 2003 to 2005. Mr. Stunja is also the co-founder and former chairman of the Lake Houston Tax Increment Reinvestment Zone. He has also participated in numerous community advisory committees and philanthropic initiatives. Mr. Stunja earned a Bachelor of Science in Industrial Engineering, as well as a Master of Business Administration, from Pennsylvania State University. Mr. Stunja’s broad business and real estate experience and community involvement, as well as his years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

Class C Directors with a Term Expiring in 2028

Dr. Martin Basaldua. Dr. Basaldua, 75, is the Company’s Lead Independent Director and has been a director of the Company since 2013 and a director of the Bank since 2008. He has been a licensed medical doctor since 1981. Dr. Basaldua is an active leader in numerous medical related endeavors. He is the founder and president of Vytalus Medical Group, PLLC, a physician group in Kingwood, Texas. He was the co-founder of Kingwood Plaza Hospital (now Kingwood Medical Center Hospital). Dr. Basaldua organized and led the creation of Methodist Medical Group, PLLC (in partnership with the Methodist Hospital at the Texas Medical Center) and served as Chief Executive Officer of Methodist Health Services, LLC. He is also the President of several other organizations, including Pinnacle Executive Services, LLC. Moreover, Dr. Basaldua serves as Chairman of the Board of Memorial Hermann Health Care Collaborative, dba, Unity Health Partners. Dr. Basaldua is also an active civic leader. He has served on the Board of Trustees of the North Harris Montgomery Community College District. He has also served on the Texas Higher Education Coordinating Board and the Texas Strategic Economic Planning Commission. Dr. Basaldua was the founder of the Northeast Harris County Division of the American Heart Association and has also served on or been a member of numerous other civic organizations. Dr. Basaldua holds a medical degree from the University of Texas Health Science Center at San Antonio. He also holds a Bachelor of Arts in Biology from Trinity University and an Associate’s Degree from San Antonio College. Dr. Basaldua’s extensive business experience, community involvement, as well as years of experience as a director of the Company and the Bank, qualify him to serve on our board of directors.

David Phelps. Mr. Phelps, 70, has been a director of the Company since 2023 and a director of the Bank since 2022. Prior to joining the Bank’s board of directors, Mr. Phelps led the Business Advisory practice of Briggs & Veselka Company from 2004 until his retirement at the end of 2020 in providing internal audit, SOX compliance, accounting support, efficiency analysis, and policy and procedure development services to various industries. During this time, he also led the financial institution practice for the firm providing internal audit, regulatory compliance, SOX compliance, information technology, and loan review consulting services for over 50 financial institutions ranging in size from small community banks to institutions in excess of several billion in assets. Prior to Briggs & Veselka, Mr. Phelps spent five years as a Senior Manager at Grant Thornton (Houston) where he started their consulting practice. The practice included providing advisory services for banks nationally as well as internal audit and Sarbanes Oxley consulting to clients of various industries. He also spent 10 years as the Director of Internal Audit and Risk Management at a public bank. He is a Certified Public Accountant in the state of Texas and past member of the Texas Society of Certified Public Accountants (TSCPA), the American Institute of Certified Public Accountants (AICPA) and the Institute of Internal Auditors (IIA). He served as a Director on the University of Houston Accounting Advisory Board for 10 years. Mr. Phelps earned a Bachelor of Science in Accounting from the University of Houston. Mr. Phelps’s accounting and management experience qualify him to serve on our board of directors.

Reagan Swinbank. Mr. Swinbank, 45, has been a director of the Company and the Bank since 2020. Prior to becoming a director of the Company and the Bank, Mr. Swinbank served as a board member of Heritage Bancorp, Inc. and Heritage Bank from 2017 until the consummation of our merger with Heritage Bancorp, Inc.

Mr. Swinbank is a partner at Sprint Transport, and actively manages all of the Sprint Companies. Sprint focuses on industrial service companies along the Texas and Louisiana Gulf Coast. Mr. Swinbank is a 2003 graduate of Texas A&M University with a Bachelor of Business Administration in Finance, and lifelong Houstonian. Mr. Swinbank’s broad business experience and banking experience serving as a director of Heritage Bancorp, Inc. and Heritage Bank, qualify him to serve on our board of directors.

Dr. Greg Bonnen. Dr. Bonnen, 59, has served as a director of the Company since 2025, an advisory director of the Company since 2023 and a director of the Bank since 2020. Dr. Bonnen has lived along the Texas Gulf Coast his entire life. After graduating from Texas A&M, Dr. Bonnen attended medical school at UTMB where he also completed his residency in neurosurgery and served as an assistant professor before founding the Texas Brain and Spine Center. Dr. Bonnen serves as President of the Board of Directors for the Medical Strategic Network, a faith-based coalition of healthcare professionals. Dr. Bonnen has worked for numerous other church and charitable organizations, donating his time and skills as a doctor to overseas missions in Haiti, Cuba, Mexico and the Philippines. Dr. Bonnen co-founded Houston Physician’s Hospital in 2003 along with his partners and has served as Chairman of the Board since 2006. The hospital now employs nearly over 300 full-time staff serving the Southeast Texas Gulf Coast community. Since 2013, Dr. Bonnen has been a member of the Texas House of Representatives and Chairman of the Appropriations Committee since 2021. Dr. Bonnen’s extensive business experience and community involvement qualify him to serve on our board of directors.

BOARD AND COMMITTEE MATTERS

Board Meetings

Our board of directors met 13 times during the 2025 fiscal year (including regularly scheduled and special meetings). During fiscal year 2025, each director participated in at least 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board of directors on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

We encourage all directors to attend the annual meeting of shareholders although we recognize that conflicts may arise that will prevent a director from attending an annual meeting. 13 of our directors attended the 2025 annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming annual meeting.

Board Composition

The size of our board of directors is currently set at 16 members. In accordance with the Certificate of Formation, members of the board of directors are divided into three classes, Class A, Class B and Class C. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of Mr. Wilkinson and Mr. Greenleaf will expire at this year’s annual meeting of shareholders. The term of office of our current Class A directors will expire at this year’s annual meeting of shareholders, and the term of office for the Class A directors elected at this year’s annual meeting of shareholders (including Mr. Greenleaf, if elected at this year’s annual meeting of shareholders) will expire at the annual meeting of shareholders to be held in 2029. The term of office of our current Class B directors (other than Mr. Wilkinson) will expire at the annual meeting of shareholders to be held in 2027. The term of office of our current Class C directors (and Mr. Wilkinson, if elected at this year’s annual meeting of shareholders) will expire at the annual meeting of shareholders to be held in 2028. There are no family relationships of first cousin or closer among our directors or officers by blood, marriage or adoption, except that Mr. Dennis Bonnen, a director of the Company and the Bank, is the brother of Dr. Greg Bonnen, a director of the Company and the Bank.

Except as fixed by the board of directors pursuant to the Certificate of Formation, any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of the majority of the remaining directors (even if the remaining directors constitute less than a quorum of the full board of directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. Except as fixed by the board of directors pursuant to the Certificate of Formation, any vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the board of directors may not fill more than two vacancies created by an increase in the number of directors during the period between two successive annual meetings of the shareholders.

As discussed in greater detail below, the board of directors has affirmatively determined that 12 of our 16 current directors qualify as independent directors under the applicable rules of The New York Stock Exchange (“NYSE”) and the SEC.

Director Independence

Under the rules of the NYSE, a majority of the members of our board of directors are required to be independent. The rules of the NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of each director and director nominee based upon these rules. Applying these rules, our board of directors has affirmatively determined that, with the exception of Messrs. Dennis Bonnen, Greg Bonnen, Caraway and Wilkinson, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board of directors considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.

Board Leadership Structure

Bart O. Caraway currently serves as our Chairman, President and Chief Executive Officer. Mr. Caraway has been a director of the Company since formation in 2013 and a director of the Bank since organization in 2008. Mr. Caraway’s primary duties are to lead our board of directors in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board of directors. The board of directors has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of the Company and the banking industry. The board of directors views this arrangement as also providing an efficient nexus between the Company and the board of directors, enabling the board of directors to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board of directors in a timely manner.

The board of directors further believes that the combined Chief Executive Officer and Chairman of the Board structure currently is in the best interests of the Company’s shareholders because the Corporate Governance and Nominating Committee, which consists entirely of independent directors, appoints a Lead Independent Director to preside at the executive sessions of the board of directors, and the combined structure does not hinder board of directors independence. The Lead Independent Director serves for a term of at least one year. Currently, Dr. Martin Basaldua serves as the Lead Independent Director. In addition to presiding over the executive sessions of the board of directors, the Lead Independent Director also provides independent leadership of the independent directors, provides feedback to management from the board of directors’ executive sessions, assists the Chief Executive Officer with setting board of directors meeting agendas as requested, assists in the board of directors’ risk oversight and performs such other functions as the independent directors may designate from time to time.

Risk Management and Oversight

Our board of directors is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “—Committees of the Board.”

Director Nominations

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board of directors. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board of directors and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates proposed by shareholders that are recommended in accordance with the procedures set forth in our Bylaws, which are summarized generally in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it identifies and recommends individuals to be selected by our board of directors as nominees for election to the board of directors. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, ethics, professional judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board of directors. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board of directors and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.

In addition, prior to nominating an existing director for re-election to the board of directors, the Corporate Governance and Nominating Committee considers and reviews such director’s board of directors and committee attendance and performance; length of board of directors service; experience, skills and contributions that the existing director brings to the board of directors; independence; and any significant change in the director’s status, including the attributes considered for initial membership on our board of directors.

Process for Identifying and Evaluating Director Nominees

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board of directors, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recommending, interviewing and selecting individuals who may be nominated for election to the board of directors.

The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is set forth below.

Identification. For purposes of identifying nominees for the board of directors, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board of directors as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth in our Bylaws and which are summarized generally below in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee will review the qualifications and independence of individuals being considered as director candidates, including persons proposed by shareholders or others. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders for Director Nominations

Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then to be timely the notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the seventh calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. Any adjournment or postponement of an annual meeting will not commence a new time period for the purposes of giving notice.

To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth:

•

as to each person whom the shareholder proposes to nominate for election or re-election as a director the class of director for which such person is nominated and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

•

as to the shareholder giving the notice, the name and address of such shareholder and any shareholder associated person as they appear on the Company’s books; the class and number of shares of the Company’s securities, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder and associated person with respect to the Company’s securities;

•

a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any shareholder associated person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•	a completed independence questionnaire regarding the proposed nominee or nominees;

•

a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director;

•	a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements; and

•	any other information reasonably requested by the Company.

Shareholder nominations should be submitted to the Secretary and the Chairman of the Corporate Governance and Nominating Committee of Third Coast Bancshares, Inc., Attn: Secretary, 20202 Highway 59 North, Suite 190, Humble, Texas, 77338.

A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board

Our board of directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Our board of directors may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and the Certificate of Formation and Bylaws.

Audit Committee

The members of our Audit Committee are Ms. Carolyn Bailey, Mr. W. Donald Brunson, Mr. Troy A. Glander, Mr. Shelton McDonald, Mr. David Phelps, and Ms. Mary Stich, with Ms. Carolyn Bailey serving as Chair of the Audit Committee. Our board of directors has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that each (i) is an “independent director” under NYSE rules, (ii) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (iii) has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Ms. Bailey is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by NYSE rules due to her experience and background. Our board of directors has also determined that Ms. Bailey qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee met 9 times in 2025.

The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the following, among other things:

•	selecting and overseeing our independent auditor for the purpose of preparing or issuing an audit report or related work;

•

approving all fees and terms of engagement of our independent auditor, and approving in advance all audit and non-audit services to be performed by the independent auditor and any other registered public accounting firm;

•

reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to address such issues;

•

reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for independent auditor rotation in accordance with applicable laws, rules and regulations;

•

resolving any disagreements regarding financial reporting between management and the independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;

•	overseeing our internal audit function;

•

reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Compensation Committee

The members of our Compensation Committee are Ms. Carolyn Bailey, Dr. Martin Basaldua, Mr. Troy A. Glander, Mr. Shelton McDonald, Mr. Tony Scavuzzo, and Ms. Mary Stich, with Mr. Glander serving as Chair of the Compensation Committee. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under NYSE rules. Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met 2 times in 2025. The Compensation Committee charter requires the Compensation Committee to meet at least once annually.

The purpose of the Compensation Committee is to assist the board of directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.

The Compensation Committee has responsibility for, among other things:

•

reviewing and recommending the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers; all employment agreements, severance or termination agreements, change in control agreements or similar agreements between an executive officer and the Company;

•

reviewing and recommending the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

•

taking all actions required or permitted under the terms of our compensation and benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation and administration of our compensation and benefit plans;

•	reviewing and recommending action by the board of directors with respect to various other matters in connection with each of our compensation and benefit plans;

•	consulting with the Chief Executive Officer regarding equity-based incentive compensation and incentive-based compensation payable to employees other than our executive officers;

•

consulting with the Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

•	reviewing the performance of our executive officers for each fiscal year;

•	overseeing and making recommendations regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters; and

•	reviewing and making recommendations to the board of directors with respect to non-employee directors for their service on the board of directors and board committees.

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

During 2025, the Compensation Committee engaged Hunt Financial Group (“HFG”) as its independent compensation consultant to obtain objective, expert advice on the Company’s executive compensation program and practices. Pursuant to the engagement, HFG provided the Compensation Committee with information regarding the competitive market for executive talent and compensation trends, assisted the Compensation Committee with the identification and approval of an appropriate peer group against which to benchmark the elements of the Company’s executive compensation program, and made recommendations regarding the Company’s executive compensation program. The Compensation Committee has assessed the independence of HFG pursuant to the rules of the SEC and concluded that its work for the Compensation Committee did not raise any conflicts of interest during 2025.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are Dr. Martin Basaldua, Mr. W. Donald Brunson, Mr. Troy A. Glander and Mr. Shelton McDonald, with Dr. Basaldua serving as Chair of our Corporate Governance and Nominating Committee. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an “independent director” under NYSE rules. The Corporate Governance and Nominating Committee met 4 times in 2025. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2025.

The Corporate Governance and Nominating Committee has responsibility for, among other things:

•	reviewing the performance of our board of directors and each of its committees;

•

identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board of directors for election as directors and to fill any vacancies on our board of directors;

•

reviewing and recommending to our board of directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;

•	overseeing, receiving reports from and advising management on Environmental, Social and Corporate Governance, or ESG, matters;

•

considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or that otherwise present a conflict of interest; and

•

reviewing the size and composition of our board of directors as a whole and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “—Procedures to be Followed by Shareholders for Director Nominations.”

Certain Corporate Governance Matters

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s Chairman, President and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website, as well as by any other means required by the NYSE or the SEC.

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company limits pledging to pre-approved exceptions where the executive officer or director can demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the board of directors in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Whistleblower Policy

We have adopted a Whistleblower Policy to establish procedures for the submission of complaints and concerns regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, compliance with applicable laws, rules and regulations or violations of our Business Code of Conduct and Ethics. The Whistleblower Policy is available on our website at www.thirdcoast.bank under “Investors—Governance—Governance Documents”.

Independent Auditors

The Audit Committee has recommended, and the board of directors appointed, Whitley Penn LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2026 fiscal year. Whitley Penn LLP served as our independent auditors for the 2025 fiscal year and reported on the Company’s consolidated financial statements for that year.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Whitley Penn LLP for 2025 and 2024 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence and concluded that such fees did not impair Whitley Penn LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Whitley Penn LLP before the services are performed, including all of the services described under “Audit fees” and “Audit-related fees”, “Tax fees” and “All other fees” below. The Audit Committee has pre-approved all of the services provided by Whitley Penn LLP in accordance with the policies and procedures described in the section titled “—Audit Committee Pre-Approval.”

Fees paid to our independent auditors for the periods shown below were as follows:

	2025	2024
Audit fees (1)	$820,984	$690,311
Audit-related fees	—	—
Tax fees	$465	$96,706
All other fees	—	—

Total fees	$821,449	$787,017

(1)

Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

Audit Committee Pre-Approval

The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors. The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the Audit Committee at or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

Name of Executive Officer	Position	Age
Bart O. Caraway	Chairman, President and Chief Executive Officer of the Company and the Bank	55

R. John McWhorter	Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	61

Audrey A. Spaulding	Senior Executive Vice President and Chief Credit Officer of the Company and the Bank	61

William (Bill) Bobbora	Executive Vice President and Chief Banking Officer of the Company and the Bank	58

Liz Eber	Executive Vice President and Chief Legal Officer of the Company and the Bank	42

Christopher Peacock	Executive Vice President and Chief Retail Officer of the Company and the Bank	61

Laura Rau	Executive Vice President and Chief Risk Officer of the Company and the Bank	51

Biographical Information

The biography of Bart O. Caraway can be found under “Proposal 1. Election of Directors—Nominees for Election.” The following is biographical information for our other executive officers:

R. John McWhorter. Mr. McWhorter has served as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2021. From April 2015 to January 2021, Mr. McWhorter served as Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. McWhorter brings over 35 years of banking, bank auditing and public accounting experience to the Company and is a Certified Public Accountant. Prior to joining the Company and the Bank, he was Executive Vice President and Chief Financial Officer at Bank of Houston, a $1 billion bank headquartered in the Greater Houston market, until it was acquired by Independent Bank. Prior to his role with Bank of Houston, Mr. McWhorter was Executive Vice President and Chief Financial Officer of Cadence Bancorp LLC from March 2010 to June 2012. He also served as Senior Vice President and Controller of Amegy Bank from April 1990 to June 2003 and helped take the bank public and grow to over $5 billion in assets. During his career, Mr. McWhorter has helped complete nine acquisitions and several capital offerings and has led numerous cost saving initiatives. Mr. McWhorter graduated from The University of Texas at Austin with a Bachelor of Business Administration in Accounting in 1987. He has served on the Finance Council at Duchesne Academy and Saint Cecilia Catholic Church and has served in other civic organizations.

Audrey A. Spaulding. Ms. Spaulding has served as Senior Executive Vice President and Chief Credit Officer of the Company since February 2023 and Senior Executive Vice President and Chief Credit Officer of the Bank since January 2021. From June 2015 to January 2021, Ms. Spaulding served as Executive Vice President and Chief Credit Officer of the Bank. Ms. Spaulding is responsible for the Credit Administration Department, which includes problem loan workout, loan monitoring, loan analytics and credit underwriting. She is also responsible for the allowance for credit losses analysis and Credit Policy. Ms. Spaulding is Chairperson of the Officers’ Loan Committee and the Special Assets Committee, as well as a voting member of the Directors’ Loan Committee. Ms. Spaulding brings over 35 years of banking and bank regulatory experience to the Company. Prior to joining the Bank, she was employed at LegacyTexas Bank, a bank headquartered in the Dallas-Fort Worth market that had $6.5 billion in assets at the time of Ms. Spaulding’s departure. During her tenure there, Ms. Spaulding served as Senior Vice President and Credit Officer for four years, and then Executive Vice President and Chief Credit Officer for nine years, before being named the Director of Credit Risk Management. Prior to her role with LegacyTexas Bank, Ms. Spaulding was a Senior and Commissioned Bank Examiner with the Federal Reserve Bank of Dallas from 1989 to 2000. Ms. Spaulding graduated from Texas Tech University in 1986 with a Bachelor of Business Administration in Finance.

William (Bill) Bobbora. Mr. Bobbora has served as Executive Vice President and Chief Banking Officer of the Company since February 2023, and Executive Vice President and Chief Banking Officer of the Bank since May 2022. He joined the Bank in October 2021 as Managing Director, Head of Corporate Banking. With over 30 years of corporate finance experience in banking and investing in private companies, Mr. Bobbora’s expertise is centered around building middle market corporate banking platforms and supporting the bank’s overall growth strategy. Prior to joining the Bank, Mr. Bobbora served as Managing Director at Regions Bank from October 2020 to August 2021, where he led the Houston, South Texas and Louisiana corporate and investment banking activities. Prior to that, Mr. Bobbora was at Cadence Bank from September 2011 to October 2020, where he was part of the team that launched Cadence Bank’s middle market banking platform and where he built its chemical and specialty services industry verticals. He was part of the Wachovia corporate banking team and co-founded a Houston office for KeyBank Capital Markets. Mr. Bobbora began his career in banking with Texas Commerce Bank (a predecessor to JPMorgan Chase). He spends his time outside of the Company giving back to students of the Wolff Center for Entrepreneurship and the Commercial Banking program at the University of Houston. He also serves on the Bauer Business School Advisory Board and the Commercial Banking Advisory Board at the University of Houston. Mr. Bobbora is a graduate of the University of Nebraska and received his Master of Business Administration from The University of Texas at Austin.

Liz Eber. Ms. Eber has served as Executive Vice President and Chief Legal Officer of the Company and the Bank since March 2024. Previously she served as Senior Legal Counsel & Chief of Staff of the Bank since January 2023. Ms. Eber provides comprehensive legal support to Third Coast across various domains, including transactional and commercial affairs, payments law, privacy law, corporate governance, employment law, litigation, and regulatory and compliance matters. She also serves as Corporate Secretary. Prior to joining the Bank, she accumulated seven years of experience at FIS Global, where she served as a senior member of the Regulatory & Compliance Legal Department. In this role, she provided support to corporate risk and compliance leadership, focusing on high-risk vertical businesses within the Merchant Solutions segment. Over the last two years, Ms. Eber dedicated her expertise to advising FIS/Worldpay on digital asset-related endeavors in her capacity as Head Regulatory Counsel for the Cryptocurrency, Digital Assets, and Web3 business unit. Ms. Eber’s diverse skill set encompasses supporting domestic and international regulatory and compliance matters, utilizing her proficiency in money movement and payments regulation to aid FIS’ money transmission subsidiary and other enterprise payments ventures subject to stringent regulations. She provided counsel to the Corporate Privacy Office and internal investigation units on both domestic and international privacy issues. She also held the position of Head Banking Regulatory Counsel for FIS’ Banking Solutions division, specializing in federal bank regulations, product compliance, and regulatory examinations. Furthermore, she offered guidance to the Trade Sanctions & Export compliance teams and senior executive management on global trade sanctions, anti-money laundering regulations and the legal implications of the Russian-Ukrainian conflict affecting FIS. Prior to her tenure at FIS in 2016, Ms. Eber was employed in Washington, D.C. for the federal government. Ms. Eber is an alumna of both George Mason University’s Antonin Scalia Law School and the University of Florida. She holds membership in the Virginia Bar.

Christopher Peacock. Mr. Peacock has served as Executive Vice President and Chief Retail Officer of the Company since February 2023 and Executive Vice President and Chief Retail Officer of the Bank since February 2021. Mr. Peacock oversees the Bank’s retail branch network, retail strategy, and other bank functions. Prior to joining the Bank, Mr. Peacock was the owner and President of Peacock Investment Group, Inc., a home healthcare business in Sarasota, Florida. He has over 33 years of banking experience with 25 years of experience in Retail Banking. Early in his career he served as the Chief Financial Officer of a $6 billion bank in Miami, Florida. Mr. Peacock previously ran multiple markets in Florida for Huntington National Bank and BMO Harris Bank and formed a fast-growing start-up bank in Orlando. His experience includes managing over 1,200 employees across 141 branches in six markets while leading various lines of businesses including Small Business Banking, Consumer Lending, Mortgage, Investments, Marketing, Sales & Service, Training, and Operations. He is a graduate of Florida State University with a degree in Finance, B.S., 1987.

Laura Rau. Ms. Rau has served as Executive Vice President and Chief Risk Officer of the Company since February 2026 and Executive Vice President and Chief Risk Officer of the Bank since January 2026. Prior to joining the Bank, Ms. Rau served as Managing Director of FTI Consulting, a business consulting firm, from July 2025 to January 2026 and as Managing Director of Mitchell Sandler PLLC, a financial services law firm, from January 2025 to July 2025. She served as the Chief Compliance Officer at Independent Financial Bank from April 2022 to January 2025 and at Texas Capital Bank from June 2019 to April 2022. She brings deep subject-matter expertise in regulatory compliance, including Bank Secrecy Act/Anti-money Laundering (“BSA/AML”), sanctions and counter-terrorist financing (“CFT”), consumer compliance, and Compliance Management Systems. In addition to her experience in banking, Ms. Rau has significant experience with payments companies, including money services businesses (MSB’s). She spent over 15 years working with Western Union and MoneyGram as the Head of the Global BSA/AML Program Office, where she partnered with teams and regulators in the US and across the globe. Ms. Rau began her career as an auditor at the Federal Reserve Bank. She received her undergraduate degree (B.A.) from the University of Minnesota in Minneapolis, Minnesota, and went on to receive her M.B.A from Regis University in Denver, Colorado. Ms. Rau is a Certified Anti-Money Laundering Specialist (CAMS) and a Certified Regulatory Compliance Manager (CRCM). She has been an active member of the ACAMS North Texas Chapter Board since 2013, and serves in a leadership role for the National Charity League.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our “named executive officers”. Our “named executive officers,” which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Bart O. Caraway—Chairman, President and Chief Executive Officer

•	R. John McWhorter—Senior Executive Vice President and Chief Financial Officer

•	William (Bill) Bobbora—Executive Vice President and Chief Banking Officer

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

2026 Executive Compensation Philosophy and Objectives

The Compensation Committee is committed to the adoption of an executive compensation program that fosters the attraction and retention of highly-qualified executives, and motivates them to achieve our financial, operational and strategic objectives. We believe in providing our senior executive officers with a competitive pay package that includes a strong link between performance and compensation. In doing so, the executive compensation program is designed to reward the creation of sustained long-term shareholder value, as well as each executive’s individual contributions in the context of our overall annual performance. We aim to meet these objectives with the principal components of our executive compensation program, which include a combination of base salary, annual cash bonuses and long-term incentives in the form of equity-based compensation.

Summary Compensation Table

The table below shows the compensation of our named executive officers for services rendered in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)(3)(4)	Total ($)
Bart O. Caraway	2025	654,231	1,287,500	385,457	—	176,373	2,503,561
Chairman of the Board, President and Chief Executive Officer	2024	624,231	700,000	200,796	—	178,298	1,703,325
R. John McWhorter	2025	470,192	615,625	144,868	—	336,173	1,566,858
Senior Executive Vice President and Chief Financial Officer	2024	443,269	350,000	266,064	—	193,577	1,252,910
William (Bill) Bobbora	2025	522,192	406,250	184,307	—	78,881	1,191,630
Executive Vice President and Chief Banking Officer	2024	500,000	350,000	150,592	—	101,614	1,102,206

(1)	The amounts in this column represent the aggregate amount of annual discretionary cash bonuses earned by our named executive officers for fiscal years 2025 and 2024 performance, respectively.
(2)

As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation and were calculated using the valuation assumptions for restricted stock and nonqualified stock option awards that are contained in the notes to the Company’s financial statements under Note 8, “Stock Options and Warrants,” included in our Annual Reports on Form 10-K for the years ended December 31, 2025 and 2024, respectively. These amounts are not the actual value that may be realized by our named executive officers.

(3)

All other compensation for 2025 includes: $12,891 of matching contributions to Mr. Caraway’s 401(k) account, $2,240 of life insurance premiums for Mr. Caraway, an accrual of $159,803 in connection with Mr. Caraway’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. Caraway; $13,924 of matching contributions to Mr. McWhorter’s 401(k) account, $1,008 of life insurance premiums for Mr. McWhorter, an accrual of $319,800 in connection with Mr. McWhorter’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. McWhorter; and $9,558 of matching contributions to Mr. Bobbora’s 401(k) account, $1,008 of life insurance premiums for Mr. Bobbora, an accrual of $43,114 in connection with Mr. Bobbora’s salary continuation agreement, a car allowance of $24,000 for Mr. Bobbora, and a cell phone allowance of $1,200 for Mr. Bobbora.

(4)

All other compensation for 2024 includes: $12,369 of matching contributions to Mr. Caraway’s 401(k) account, $2,388 of life insurance premiums for Mr. Caraway, an accrual of $162,101 in connection with Mr. Caraway’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. Caraway; $13,797 of matching contributions to Mr. McWhorter’s 401(k) account, $1,772 of life insurance premiums for Mr. McWhorter, an accrual of $176,568 in connection with Mr. McWhorter’s salary continuation agreement, and a cell phone allowance of $1,440 for Mr. McWhorter; and $11,077 of matching contributions to Mr. Bobbora’s 401(k) account, $110 of life insurance premiums for Mr. Bobbora, an accrual of $65,227 in connection with Mr. Bobbora’s salary continuation agreement, a car allowance of $24,000 for Mr. Bobbora, and a cell phone allowance of $1,200 for Mr. Bobbora.

Narrative Discussion of Summary Compensation Table

General. The primary elements of our executive compensation are base salary, discretionary cash bonuses, long-term incentive compensation in the form of equity awards, and other benefits including perquisites. We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and adapted our philosophy and practices following our initial public offering. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance and takes into account applicable regulatory guidelines and requirements.

Base Salary. Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. We review these base salaries at the end of each year, with any adjustments implemented at the beginning of the next year. In considering whether to make adjustments to the base salary rates of our named executive officers, our board of directors considers many factors, including but not limited to (a) changes to the scope of the executive’s responsibilities, (b) the executive’s job performance, and (c) the competitive market for executive talent, as estimated based on competitive market data developed by HFG, our independent compensation consultants, publicly available information and the experience of members of the board of directors and management. For 2025, the base salaries for Mr. Caraway, Mr. McWhorter and Mr. Bobbora were $660,000, $475,000 and $530,000, respectively. These salary increases for Mr. Caraway, Mr. McWhorter and Mr. Bobbora were effective as of March 1, 2025 and were enacted in recognition of our executives’ past and expected future contributions to us and to improve the competitive positioning of their total compensation.

Discretionary Bonus. Historically, our annual cash bonus awards for named executive officers have been discretionary awards awarded by the board of directors after the end of each fiscal year. The determination of the amount of these discretionary cash bonus awards, if any, has been made based on an overall assessment of our performance for the fiscal year in light of factors such as the overall market conditions, regulatory changes, accounting changes, tax law changes, and other items that may impact our strategic direction and the individual performance of the named executive officers.

Stock-Based Compensation Awards. Stock-based compensation awards may consist of options to acquire shares of our common stock, restricted stock awards, restricted stock units or performance stock units issued pursuant to our 2019 Omnibus Incentive Plan (our “2019 Plan”), which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the terms of the 2019 Plan. We believe that stock-based compensation will help us attract, retain and motivate our key employees. Our board of directors believes that equity incentive awards play a key role in these programs as they help align the interests of our employees with those of our shareholders. The 2019 Plan allows us to provide equity and equity-based incentives to select officers, employees, non-employee directors and consultants to strengthen their commitment and motivate them to faithfully and diligently perform their responsibilities. We believe that the 2019 Plan provides us a tool to attract and retain competent and dedicated persons who are essential to our growth and success and whose efforts will impact our long-term growth and profitability. The Company has proposed to amend and restate the 2019 Plan to, among other things, increase the number of shares available for issuance under the 2019 Plan by 375,000 shares and shareholders are being asked to approve this proposal at the annual meeting. See “Proposal 2. Approval of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan” for additional information.

Benefits:

Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other employees.

Bank-Owned Life Insurance (BOLI). The Bank has purchased life insurance policies on certain officers, including the named executive officers, and directors. Only those who consented to the purchase of the life insurance were insured. The Bank placed reasonable amounts of insurances on each officer’s life. The policies are structured as modified endorsement contracts, which limit the death benefits in relation to cash value.

401(k) Plan. Our named executive officers may elect to participate in the Bank’s 401(k) plan, which is designed to provide retirement benefits to all eligible employees. The Bank’s 401(k) plan provides our and our subsidiaries’ employees the opportunity to save for retirement on a tax-deferred basis by allowing them to defer a portion of their eligible compensation to the 401(k) plan, subject to applicable statutory limits. We match 100% of each participating employee’s salary deferral contributions up to 3% of his or her eligible compensation and 50% of each participating employee’s salary deferral contributions from 3% to 5% of his or her eligible compensation. These matching contributions are made to the ESOP in the form of cash or shares of our common stock.

Employment Agreements and Salary Continuation Agreements with Named Executive Officers

We have entered into employment agreements and salary continuation agreements with our named executive officers. The following is a summary of the material terms of each such agreement.

Employment Agreements

In June 2020, the Company and the Bank entered into an employment agreement with Mr. Caraway and the Bank entered into an employment agreement with Mr. McWhorter. In April 2023, the Bank entered into an employment agreement with Mr. Bobbora. Mr. McWhorter’s employment agreement was amended in March 2024. Pursuant to the employment agreements, Mr. Caraway serves as the Chairman of the Board of Directors of the Company and the Chief Executive Officer and President of the Bank, Mr. McWhorter serves as the Chief Financial Officer of the Bank, and Mr. Bobbora serves as the Chief Banking Officer of the Bank. Each employment agreement has an initial term through the third anniversary of the effective date of such agreement, and automatic one-year renewals thereafter unless either party provides written notice of its intent to not renew at least 90 days prior to the renewal date. Under the employment agreements, Mr. Caraway, Mr. McWhorter, and Mr. Bobbora are entitled to an annual base salary of $475,000, $275,000, and $500,000, respectively, subject to annual review by the Compensation Committee. The Bank’s board of directors may increase (but not decrease) the named executive officer’s salary during the employment term. Each named executive officer also has the opportunity to earn an annual bonus at the discretion of the Compensation Committee. Each named executive officer is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Bank’s established policies, and to be considered to receive grants of equity-based awards commensurate with such named executive officer’s position and responsibilities with the Bank at the discretion of the Bank’s board of directors or the Compensation Committee of the Bank’s board of directors in accordance with the Company’s equity plan in effect from time to time. In addition, each employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “Change of Control.” See “—Potential Payments upon a Termination of Employment or a Change in Control.” Pursuant to the employment agreements, each named executive officer is subject to a confidentiality covenant (which runs in perpetuity), a non-competition covenant (which runs during employment and for one year following termination, or, in the case of Mr. Bobbora, for six months following termination if he resigns without “Good Reason” (as such term is defined in his employment agreement)), and a non-solicitation covenant (which runs during employment and for one year following termination).

Salary Continuation Agreements

In July 2020, the Bank entered into salary continuation agreements with Mr. Caraway and Mr. McWhorter. In April 2023, the Bank entered into a salary continuation agreement with Mr. Bobbora. The salary continuation agreements for Mr. Caraway and Mr. McWhorter were amended in May 2025. The salary continuation agreements generally provide for an annual benefit for Mr. Caraway, Mr. McWhorter and Mr. Bobbora of $361,453, $193,525 and $100,000, respectively, payable in equal monthly installments for a period of 10 years (the “Normal Retirement Benefit”) following the named executive officer attaining age 62, in the case of Messrs. Caraway and McWhorter, or age 65, in the case of Mr. Bobbora (the “Normal Retirement Age”). If such named executive officer dies before receiving all benefit payments, the payments will instead be made to his beneficiary on the same schedule. Additionally, if the named executive officer dies while in active service and before any payments commence, in the case of Messrs. Caraway and McWhorter, his beneficiary will be entitled to receive the Normal Retirement Benefit commencing the calendar month following the named executive officer’s death, notwithstanding his age at the time of his death, and in the case of Mr. Bobbora, his beneficiary will not be entitled to any benefits under the salary continuation agreement.

In the event of an involuntary termination of employment (other than for “Cause” (as such term is defined in the applicable salary continuation agreement)) or voluntary termination of employment prior to attaining the Normal Retirement Age, the named executive officer is entitled, instead, to a lump sum payment equal to a percentage of the liability accrual balance reflected on the Bank’s financial statements, with such percentage determined in accordance with a vesting schedule specified for each such event. Notwithstanding the foregoing, in the event of a “Change in Control” or the named executive officer’s “Disability” (as each of those terms is defined in the applicable salary continuation agreement) prior to attaining the Normal Retirement Age, the named executive officer will be entitled to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Change in Control or Disability, as applicable. As of December 31, 2025, the Company had accrued $872,965, $1,079,462 and $180,757, for Mr. Caraway, Mr. McWhorter and Mr. Bobbora, respectively, for future payments under the salary continuation agreements. Pursuant to the salary continuation agreements, each of Mr. Caraway and Mr. McWhorter is subject to a confidentiality covenant (which runs in perpetuity) and a non-solicitation covenant (which runs during employment and for two years following termination) and Mr. Bobbora reaffirms and agrees to comply with all confidentiality, non-competition, non-solicitation, non-disparagement, and/or no-hire obligations set forth in any written agreement between Mr. Bobbora and the Bank and/or the Company, including his employment agreement. The salary continuation agreements are more fully described in “—Potential Payments upon a Termination of Employment or a Change in Control” below.

Potential Payments upon a Termination of Employment or a Change in Control

Below we have described the severance and other change in control benefits to which our named executive officers would be entitled pursuant to the terms of their respective employment agreements and salary continuation agreements in connection with certain terminations of their employment or a change in control.

Termination of Employment without Cause or Resignation with Good Reason

The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if the named executive officer is terminated without “Cause” or the executive resigns with “Good Reason” (as each of those terms is defined in the applicable employment agreement). In certain circumstances, the executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•

for Mr. Caraway, a payment that totals 150% of his annual base salary; for Mr. McWhorter, a payment that totals 100% of his annual base salary; and for Mr. Bobbora, a payment that totals 100% of his annual base salary, with each payment payable in substantially equal installments over a period of one year in accordance with the Bank’s normal payroll practices;

•

for Mr. Caraway, a payment that totals 150% of the average of his annual bonus earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs; and for each of Mr. McWhorter and Mr. Bobbora, a payment that totals the average of his respective annual bonus earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs, with each payment payable in substantially equal installments over a period of one year in accordance with the Bank’s normal payroll practices;

•

if timely and properly elected, reimbursement of monthly premiums paid under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, until the earliest of (i) for Mr. Caraway, 18 months following the termination date, and for each of Mr. McWhorter and Mr. Bobbora, 12 months following the termination date, (ii) the date the named executive officer is no longer eligible to receive COBRA benefits, and (iii) the date on which the named executive officer either receives or becomes eligible to receive substantially similar coverage from another employer; and

•	the vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date accelerated by one year.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event of the termination of the named executive officer’s employment with the Bank or the Company prior to attaining the Normal Retirement Age, for any reason other than death, “Cause,” “Disability,” or a “Change in Control,” (as each of those terms is defined in the applicable salary continuation agreement) by the Bank or the Company or by the named executive officer for “Good Reason” (as such term is defined in the named executive officer’s employment agreement), the named executive officer will receive a single lump-sum payment equal to the vested liability accrual balance reflected on the Bank’s financial statements as of the date of such termination. For purposes of this provision, (i) Mr. Caraway’s liability accrual balance vested 100% on December 31, 2020, (ii) Mr. McWhorter’s liability accrual balance vested 40% on December 31, 2020 and vested at a rate of 20% per year thereafter, and (iii) Mr. Bobbora’s liability accrual balance vested 40% on December 31, 2023 and vests at a rate of 20% per year thereafter.

In the event of the termination of the named executive officer’s employment with the Bank or the Company prior to attaining the Normal Retirement Age by the named executive officer for any reason other than death, cause, Disability, or a Change in Control, the named executive officer will receive a single lump-sum payment equal to the vested liability accrual balance reflected on the Bank’s financial statements as of the date of such termination. For purposes of this provision, (i) Mr. Caraway’s liability accrual balance vested 100% on December 31, 2020, (ii) Mr. McWhorter’s liability accrual balance vested 30% on December 31, 2020 and vests at a rate of 10% per year thereafter, and (iii) Mr. Bobbora’s liability accrual balance vested 30% on December 31, 2023 and vests at a rate of 10% per year thereafter.

The named executive officers are not entitled to any benefit under the salary continuation agreements if the named executive officer’s termination of employment by the Bank is due to “Cause” (as such term is defined in the applicable salary continuation agreement) or the Bank discovers after termination for any reason that the named executive officer committed acts while employed with the Bank that would have constituted Cause.

Termination of Employment Due to Death or Disability. The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if the named executive officer’s employment is terminated on account of his death or “Disability” (as such term is defined in the applicable employment agreement). In such circumstances, the named executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•

a lump sum payment that totals 100% of the named executive officer’s annual base salary, paid on the date that annual bonuses are paid to similarly situated executives in the current calendar year, but in no event later than March 15 of the year following the end of the calendar year in which the termination date occurs;

•

a lump sum payment that totals the average of the named executive officer’s annual bonuses earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (i) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (ii) if less than one year, his target annual bonus in effect for the year in which the termination date occurs, paid on the date that annual bonuses are paid to similarly situated executives in the current calendar year, but in no event later than March 15 of the year following the end of the calendar year in which the termination date occurs; and

•	the vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date accelerated by one year.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event the named executive officer dies while in the active service of the Bank and prior to receiving any payments under the salary continuation agreement, the named executive officer’s beneficiary will receive the Normal Retirement Benefit. The salary continuation agreements also provide that if the named executive officer dies after benefit payments have commenced under the salary continuation agreement, or after the named executive officer is entitled to begin receiving benefits, but before receiving all such payments, the Bank will pay the remaining benefits to the named executive officer’s beneficiary at the same time and in the same amounts they would have paid to the named executive officer had he survived.

The salary continuation agreements also provide that, in the event of the named executive officer’s “Disability” (as such term is defined in the applicable salary continuation agreement) prior to attaining the Normal Retirement Age, the named executive officer will receive a single lump-sum payment equal to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Disability.

Change of Control. The employment agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide for severance benefits if a “Change of Control” (as such term is defined in the applicable employment agreement) occurs, and within six months prior to, or twelve months following, such Change of Control the executive is terminated without “Cause” or resigns for “Good Reason” (as each of those terms is defined in the applicable employment agreement), other than on account of the named executive officer’s death or “Disability” (as such term is defined in the applicable employment agreement). In such circumstances, notwithstanding any other provision of the employment agreement, the named executive officer will be entitled to the following payments and benefits under his employment agreement:

•	all accrued compensation and benefits;

•

a lump sum payment equal to any earned but unpaid annual bonus for the most recently completed calendar year and, in the case of Mr. Caraway 2.99 times, in the case of Mr. McWhorter 2.5 times, and in the case of Mr. Bobbora 2.0 times, the sum of (i) the named executive officer’s annual base salary and (ii) the average of the named executive officer’s annual bonuses earned for the three full years preceding the year in which the termination date occurs, or, if less than three years, the greater of (A) the average of his annual bonuses awarded for all full years preceding the year in which the termination date occurs, or (B) if less than one year, his target annual bonus in effect for the year in which the termination date occurs

•

if timely and properly elected, reimbursement of monthly COBRA premiums, until the earliest of (i) for each of Mr. Caraway and Mr. McWhorter, 24 months following the termination date, and for Mr. Bobbora, 12 months following the termination date, (ii) the date the named executive officer is no longer eligible to receive COBRA benefits, and (iii) the date on which the named executive officer either receives or becomes eligible to receive substantially similar coverage from another employer; and

•

immediate vesting of any outstanding equity awards held by the named executive officer immediately prior to the termination date, in accordance with the terms of the applicable equity plan and award agreements.

The salary continuation agreements with Mr. Caraway, Mr. McWhorter and Mr. Bobbora provide that, in the event of a “Change in Control” (as such term is defined in the applicable salary continuation agreement), the named executive officer will receive a single lump-sum payment equal to 100% of the liability accrual balance reflected on the Bank’s financial statements as of the date of the Change in Control.

Under the employment agreements, each named executed officer will bear the expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code. However, any payment or benefit received or to be received by the named executive officer (whether payable under the terms of his employment agreement or any other plan, arrangement or agreement with the Company or an affiliate of the Company) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, will be reduced to the extent necessary so that no portion thereof shall be subject to such an excise tax but only if, by reason of such reduction, the “net after-tax benefit” (as such term is defined in the applicable employment agreement) received by the named executive officer shall exceed the “net after-tax benefit” that would be received by the named executive officer if no such reduction was made.

Under the salary continuation agreements, the Bank is not required to pay any benefits under such agreements if, upon the advice of counsel, the Bank determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Bank or its affiliates or, under each of Mr. Caraway’s and Mr. McWhorter’s salary continuation agreement, to the extent the benefit would be a non-deductible excess parachute payment under Section 280G and 4999 of the Code. To the extent possible, such benefit payment will be proportionately reduced to allow payment within the fullest extent permissible under applicable law, and the named executive officer will forfeit any amount over and above such reduced amount.

Outstanding Equity Awards at Fiscal Year End

The outstanding equity awards held by each of our named executive officers at December 31, 2025 are shown in the table below. Narrative disclosure regarding the Company’s equity compensation plans are set forth following this table.

	Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(13)
Bart O. Caraway	14,000	—		—	$13.00	2/23/2027
	100,000	—		—	$16.30	7/19/2028
	33,500	—		—	$16.78	1/1/2030
	13,500	2,700	(1)	—	$16.43	1/1/2031
							2,500	(4)	$95,025.00
							5,796	(5)	$220,305.96
							6,788	(6)	$258,011.88
R. John McWhorter	400	—		—	$13.00	11/10/2026
	800	—		—	$16.00	2/1/2028
	12,000	—		—	$16.30	1/1/2029
	1,600	—		—	$16.78	1/1/2030
	800	200	(2)	—	$16.43	1/1/2031
							1,000	(7)	$38,010.00
							1,054	(8)	$40,062.54
							8,995	(9)	$341,899.95
William (Bill) Bobbora	37,500	7,500	(3)	—	$24.00	10/1/2031
							3,161	(10)	$120,149.61
							5,091	(11)	$193,508.91
							5,712	(12)	$217,113.12

(1)	Stock options to acquire 2,700 shares vested on January 1, 2026.
(2)	Stock options to acquire 200 shares vested on January 1, 2026.
(3)	Stock options to acquire 7,500 shares will vest on October 1, 2026.
(4)	Restricted stock that vested 2,500 shares on February 1, 2026.
(5)	Restricted stock that vested 5,796 shares on March 15, 2026.
(6)	Restricted stock that vested 3,343 shares on March 15, 2026, and restricted stock that will vest 3,445 shares on March 15, 2027.
(7)	Restricted stock that vested 1,000 shares on February 1, 2026.
(8)	Restricted stock that vested 1,054 shares on March 15, 2026.
(9)	Restricted stock that vested 4,430 shares on March 15, 2026, and restricted stock that will vest 4,565 shares on March 15, 2027.
(10)	Restricted stock that vested 3,161 shares on March 15, 2026.
(11)	Restricted stock that vested 2,507 shares on March 15, 2026, and restricted stock that will vest 2,584 shares on March 15, 2027.
(12)	Restricted stock that vested 1,904 shares on March 15, 2026, restricted stock that will vest 1,904 shares on March 15, 2027, and restricted stock that will vest 1,904 shares on March 15, 2028.
(13)

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock on December 31, 2025, which was $38.01.

Long-Term Incentive Plans

At our 2019 Annual Meeting, our shareholders approved the 2019 Plan, which was previously approved by our board of directors. Following the approval of the 2019 Plan, we may not make further awards under our 2013 Stock Option Plan (our “2013 Plan”) and all shares remaining available for future awards under the 2013 Plan became available for award under the 2019 Plan. Any existing awards that are forfeited or otherwise terminate or are canceled without the delivery of shares of common stock under the 2013 Plan will become available for issuance under the 2019 Plan; however, any previously outstanding award granted under the 2013 Plan will remain subject to the terms of such plan until such award is no longer outstanding. In addition to our 2019 Plan, we also maintain the 2017 Director Stock Option Plan (the “2017 Plan”), which we use to incentivize members of our board of directors by facilitating increased ownership of our common stock through awards of options to acquire our common stock. The Company has proposed to amend and restate the 2019 Plan to, among other things, increase the number of shares available for issuance under the 2019 Plan by 375,000 shares and shareholders are being asked to approve this proposal at the annual meeting. See “Proposal 2. Approval of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan” for a summary of the 2019 Plan as contemplated to be amended and restated.

Summary of 2017 Director Stock Option Plan.

Eligibility. The members of the board of directors of the Company are eligible to receive awards under the 2017 Plan.

Types of Awards. The 2017 Plan provides for the issuance of stock options.

Shares Available; Certain Limitations. Subject to provisions of the 2017 Plan relating to capitalization adjustments, the aggregate number of shares of common stock that may be issued pursuant to options under the 2017 Plan may not exceed 187,000 shares. As of December 31, 2025, there were 13,806 shares of our common stock reserved for future awards under the 2017 Plan. The stock issuable under the 2017 Plan will be shares of authorized but unissued common stock, or reacquired common stock (including shares repurchased by the Company on the open market or otherwise). If any (a) option for any reason expires or is otherwise terminated, in whole or in part, without having been exercised in full, or (b) shares of common stock issuable upon exercise of an option are not delivered to a director because such shares are withheld for the payment of all or any portion of the aggregate exercise price therefor, then the shares of common stock issuable but not issued and delivered under such option will remain available for issuance under the 2017 Plan and such expiration, termination, cancellation, settlement, withholding, forfeiture or repurchase will not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the 2017 Plan. If the exercise price of any option is satisfied by tendering shares of common stock held by the director (either by actual delivery or attestation), then the number of shares so tendered will be treated as having been withheld from the number of shares issuable upon the exercise of the option pursuant to clause (b) of the preceding sentence and the number of shares deemed to have been so withheld will remain available for issuance under the 2017 Plan and such withholding will not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the 2017 Plan. If any shares of common stock delivered to a director upon the exercise of an option shall for any reason be repurchased by the Company under a repurchase option provided under the 2017 Plan or any award agreement, the shares of common stock repurchased by the Company under such repurchase option will not revert to or otherwise become available for issuance again under the 2017 Plan.

Administration. The 2017 Plan is administered by the board of directors. The board of directors has the authority, in its sole and absolute discretion, to: (a) construe and interpret the 2017 Plan, prescribe, amend and rescind rules relating to the 2017 Plan’s administration and take any other actions necessary or desirable for the administration of the 2017 Plan; (b) correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the 2017 Plan; (c) determine, from time to time, (i) which of the eligible directors will be granted options, (ii) when and how each option will be granted, (iii) what type of option will be granted, (iv) the provisions of each option granted, including the time or times when a person will be permitted to exercise such option, and (v) the number of shares of common stock with respect to which an option will be granted to each such director; (d) settle all controversies regarding the 2017 Plan or any award agreement, or any option granted thereunder; (e) accelerate the time at which an option may first be exercised or the time during which any option or any shares of common stock issued upon exercise of an option will vest in accordance with the 2017 Plan; (f) suspend or terminate the 2017 Plan at any time; (g) amend the 2017 Plan in any respect the board of directors deems necessary or advisable; (h) approve forms of award agreements for use under the 2017 Plan and to amend the terms of any one or more option or award agreement; (i) effect, at any time and from time to time, with the consent of any adversely affected director, the reduction of the exercise price of any outstanding option under the 2017 Plan, the cancellation of any outstanding option under the 2017 Plan and the grant in substitution thereof of a new option under the 2017 Plan (or another equity plan of the Company) covering the same or a different number of shares of common stock, cash and/or any other valuable consideration (as determined by the board of directors in its sole discretion) or any other action that is treated as a repricing under generally accepted accounting principles; and (j) exercise such powers and perform such acts as the board of directors deems necessary or expedient to promote the Company’s best interests and that are not in conflict with the provisions of the 2017 Plan or any options.

Exercisability and Vesting. Awards under the 2017 Plan are subject to such restrictions on exercisability and transferability, including special forfeiture conditions, rights of repurchase, rights of first refusal, bring-along rights and other restrictions, if any, as the board of directors may determine. Such restrictions will be set forth in the applicable award agreement and apply in addition to any restrictions that may apply to holders of shares of common stock generally. The total number of shares of common stock subject to an option may vest and therefore become exercisable in periodic installments that may or may not be equal. The option may be subject to other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the board of directors deems appropriate. The vesting provisions of individual options may vary.

Stock Options. Options entitle the participant to purchase shares during a specified period at a purchase price specified by the board of directors (at a price not less than 100% of the fair market value of a share on the day the option is granted, though an option may be granted with an exercise price lower than 100% of fair value if such option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code). Each option will have a maximum term of ten years from the date of grant, or such lesser period as the board of directors may determine. All options granted under the 2017 Plan shall be nonstatutory stock options within the meaning of Section 421 of the Code. The 2017 Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a director pursuant to an award, nothing contained in the 2017 Plan or any award agreement shall give the director any rights that are greater than those of a general creditor of the Company or an affiliate.

Shareholder Rights; Service Rights; Investment Assurances. No director will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to an option unless and until such director has duly exercised such option pursuant to its terms and the Company has duly and validly issued to the director the shares of common stock issuable upon such exercise. Neither the 2017 Plan nor any options awarded under the 2017 Plan confer on any director the right to continue to serve as a member of the board of directors or in any other capacity. The Company may require a director, as a condition of being granted any option or exercising an option, to give written assurances satisfactory to the Company that the director is acquiring the option and the common stock issued or issuable pursuant thereto for the director’s own account and not with any present intention of selling or otherwise distributing the option or any such common stock. This requirement, and any assurances given pursuant to this requirement, will be inoperative if the issuance of common stock upon the grant of an option or the exercise of an option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or as to any particular requirement, to the extent that a determination is made by counsel to the Company that such requirement need not be met in the circumstances under the securities laws then applicable.

Change in Control. In connection with any “change in control” of the Company (as defined in the 2017 Plan), the surviving corporation or acquiring corporation may assume any options outstanding under the 2017 Plan or substitute similar options (including options to acquire the consideration that would have been received by the holders of options had they exercised their options immediately prior to the consummation of such change in control transaction) for those outstanding under the 2017 Plan. If such surviving corporation or acquiring corporation does not assume such options or substitute similar options for those outstanding under the 2017 Plan, then (a) the vesting of options held by directors whose continuous service has not terminated prior to the effective time of the change in control shall be accelerated in full and any or all of such options may be exercised in connection with the change in control transaction and (b) all options not exercised prior to or in connection with the change in control transaction shall terminate. In the event of any conflict or inconsistency between the provisions of Section 9(c) of the 2017 Plan and the provisions of any award agreement, the provisions of such award agreement will control and govern with respect to the options granted thereunder and the common stock issued or issuable pursuant thereto.

Amendment and Termination of the 2017 Plan. The board of directors may amend, suspend or terminate the 2017 Plan subject to the limitations, if any, of applicable law. Except as provided by the terms of the 2017 Plan relating to capitalization adjustments, no amendment shall be effective unless approved by the Company’s shareholders, to the extent shareholder approval is necessary to satisfy the requirements of any applicable law or any NYSE or securities exchange listing requirement.

Summary of 2013 Stock Option Plan.

Prior to the approval of the 2019 Plan, we made grants of stock options under our 2013 Plan. The 2013 Plan was adopted with the intent to encourage ownership of common stock by key employees, directors, advisory directors and other service providers of the Company and its affiliates and to provide increased incentive for such key employees and directors to render services and to exert maximum effort for the success of the Company. The 2013 Plan was frozen on May 29, 2019 in connection with the adoption of the 2019 Plan and no new awards may be granted under the 2013 Plan.

Employee Stock Ownership Plan

On January 1, 2018, we established an employee stock ownership plan, or ESOP, for the benefit of our employees. The ESOP is designed to qualify as an employee stock ownership plan which is intended to be a stock bonus plan under the Code and Employee Retirement Income Security Act of 1974, as amended. Generally, each employee becomes a participant in the ESOP on the date of his or her hire. For each ESOP participant, we will make an annual contribution to the participant’s ESOP account in an amount equal to 100% of his or her elective deferrals to our 401(k) plan, up to 3% of eligible compensation, plus 50% of his or her elective deferrals to our 401(k) plan between 3% and 5% of eligible compensation. These matching contributions may be made in cash (which the trustee of the ESOP will use to purchase shares of Company common stock) or in the form of Company common stock. ESOP participants are always 100% vested in their ESOP accounts.

Any cash dividends received by the trustee of the ESOP from shares of our common stock held in the ESOP are applied, in the discretion of the trustee of the ESOP, to the purchase of additional shares of our common stock. The trustee of the ESOP is authorized to purchase our common stock from us directly or from any shareholder, and such stock may be outstanding, newly issued or treasury stock. All such purchases must be at a price not in excess of fair market value, as determined by an independent appraiser, in accordance with the Code.

Effective July 1, 2022, we amended the 401(k) plan and merged it into the ESOP (the “Merged Plan”). In connection with this amendment and plan merger, on July 1, 2022, we registered an aggregate of 400,000 shares of Company common stock for issuance to the Merged Plan in connection with elections by participants to allocate a portion of their plan account balances (up to the limits prescribed under the Merged Plan) to the Company stock fund investment option. The number of shares held by the ESOP immediately prior to the plan merger was 149,461 shares. Under the Merged Plan, discretionary contributions made by the Company will be invested at the direction of the plan participant, in accordance with participant plan elections. As of December 31, 2025, the Merged Plan held 119,021 shares of our common stock.

Director Compensation

We pay our non-executive officer directors based on the director’s participation in board meetings held throughout the year, TCCC pays its non-executive officer directors in the same manner, and the Bank pays its non-executive officer directors based on the director’s participation in its board of directors and committee meetings. We also grant our non-executive officer directors, other than Tony Scavuzzo, restricted stock. During fiscal year 2025, (i) directors received $333 per board meeting attended for the Company’s board of directors, $333 per Bank board meeting attended and $333 per TCCC board meeting attended, (ii) the Bank’s non-executive officer directors also received a quarterly stipend of $5,000 and a fee per committee meeting attended, which varied based on the particular committee, and (iii) the Company’s non-executive officer directors also received a quarterly stipend of $5,000. During fiscal year 2025, we also granted each of the Company’s non-executive officer directors, other than Tony Scavuzzo, restricted stock with a value of $49,959, except that Ms. Eisenhart received restricted stock with a value of $29,495, Mr. Phelps received restricted stock with a value of $19,988, and Ms. Stich received restricted stock with a value of $33,542.

The committees of the Bank’s board of directors are the Directors’ Loan Committee, the Asset Liability and Investment Committee, or ALCO, and the Risk Committee, and the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are joint committees of the Company’s board of directors and the Bank’s board of directors. The following table sets forth the fees each member of the committees received per meeting attended, as well as a quarterly stipend paid to the Chairpersons of each committee, during fiscal year 2025.

	Fee Per Meeting Attended ($)	Chairperson’s Quarterly Stipend ($)
Executive Committee	—	—
Directors’ Loan Committee	300	1,000
Audit Committee	400	1,375
ALCO	300	938
Compensation Committee	250	1,375
Director Information Technology Committee(1)	300	750
Corporate Governance and Nominating Committee	300	1,375
Risk Committee(1)	300	750

(1)	The Director Information Technology Committee was consolidated into the Risk Committee in June 2025.

The following table sets forth compensation paid, earned or awarded during 2025 to each of our non-executive officer directors in 2025. Bart O. Caraway’s compensation is described above in “Summary Compensation Table.” The table also includes compensation earned by each non-executive officer director that is attributable to his or her service as a director of the Bank and TCCC.

	Director fees earned or paid in cash ($)	Stock Awards ($)(1)	All other compensation ($)(2)	Total ($)
Carolyn Bailey	74,590	49,959	—	124,549
Dr. Martin Basaldua	57,190	49,959	1,865	109,014
Dennis Bonnen	58,324	49,959	—	108,283
Dr. Greg Bonnen	48,958	49,959	—	98,917
W. Donald Brunson	74,407	49,959	—	124,366

	Director fees earned or paid in cash ($)	Stock Awards ($)(1)	All other compensation ($)(2)	Total ($)
Lynn Eisenhart	61,459	29,495	—	90,954
Troy A. Glander	59,391	49,959	235	109,585
Clint Greenleaf(3)	—	—	—	—
Shelton J. McDonald	70,724	49,959	—	120,683
David Phelps	73,690	19,988	—	93,678
Tony Scavuzzo	69,808	—	—	69,808
Mary Stich	64,090	33,542	—	97,632
Joseph L. Stunja	71,090	49,959	1,644	122,693
Reagan Swinbank	61,591	49,959	—	111,550
Jeffrey A. Wilkinson(3)	—	—	—	—

(1)

The grant date fair value of each award is based on the number of shares granted and the Nasdaq Global Select Market closing price of our common stock on the date of grant. As of December 31, 2025, the number of unvested shares of restricted stock outstanding for each non-executive officer director was as follows: 650 for Ms. Bailey; 650 for Dr. Basaldua; 650 for Mr. Bonnen; 650 for Mr. Brunson; 650 for Mr. Glander; 650 for Mr. McDonald; 650 for Mr. Phelps; 0 for Mr. Scavuzzo; 650 for Mr. Stunja; 650 for Mr. Swinbank, 650 for Ms. Eisenhart, 645 for Dr. Bonnen, and 645 for Ms. Stich.

(2)	All other compensation for 2025 includes: $1,865 of life insurance premiums for Dr. Basaldua; $235 of life insurance premiums for Mr. Glander; and $1,644 of life insurance premiums for Mr. Stunja.
(3)	Appointed to the board of directors of the Company and the Bank in February 2026.

Directors are also entitled to the protection provided by the indemnification provisions in the Certificate of Formation and Bylaws, and, to the extent that they are also directors of the Bank and TCCC, the certificate of formation and bylaws of the Bank and the certificate of formation and bylaws of TCCC.
Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.
Compensation Committee Interlocks and Insider Participation
None of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive
officers served on the Company’s Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.
During the year ended December 31, 2025, the members of our Compensation Committee were Ms. Carolyn Bailey, Dr. Martin Basaldua, Mr. Troy A. Glander, Mr. Shelton McDonald, Mr. Tony Scavuzzo, and Ms. Mary Stich. None of the members of the Compensation Committee (a) was an officer or employee of the Company or its subsidiary in 2025, (b) was formerly an officer or employee of the Company or its subsidiary or (c) had any relationship that required disclosure under the section titled “Certain Relationships and Related Person Transactions”.
Equity Compensation Grant Practices
The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other named executive officers. The Compensation Committee approves annual equity award grants to the named executive officers and other executive officers in March following each fiscal year end. Annual equity awards have historically been granted on or around March 15. In addition to the annual grants, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. We do not grant equity awards in anticipation of the release of material nonpublic information, or time the release of material nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading
day, the exercise price is the closing price of our common stock on the NYSE on the last trading day preceding the date of grant. No off-cycle
stock option awards were granted to named executive officers in fiscal year 2025. During fiscal year 2025, we did not grant equity awards to our named executive officers during any period beginning four business days before the filing of a Form
10-K
or Form
10-Q,
or the filing or furnishing of a Form
8-K
that discloses material nonpublic information (other than a Form
8-K
disclosing a material new option grant under Item 5.02(e) of Form
8-K),
and ending one business day after the filing or furnishing of such report with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

The Bank entered into agency agreements with Zilker Media, LLC (“Zilker”), pursuant to which Zilker will provide certain marketing and public relations services to the Bank as part of a brand strategy and media relations campaign. The term of the agency agreements is February 4, 2026 to August 4, 2026. Under the agency agreements, the Bank will pay Zilker $126,000. Mr. Clint Greenleaf, one of our directors, owns a 10% equity interest in Zilker.

Transactions by the Bank or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions. See our Annual Report on Form 10-K, Item 1. Business—Supervision and Regulation.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NYSE concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Audit Committee of the board of directors for approval. The committee of the board of directors shall review the related person transaction in accordance with the criteria set forth in the policy, taking into account all of the relevant facts and circumstances available to the committee of the board of directors. Based on the conclusions reached, the committee of the board of directors shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction or, with respect to any related person transaction that is no longer pending or ongoing, rescission and/or disciplinary action. Approval of such transactions shall be given only if it is determined by the committee of the board of directors that such transaction is in, or not inconsistent with, the best interests of the Company and our shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND

PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 27, 2026, by (1) each director, director nominee and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person, subject to applicable community property laws.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, or issuable upon conversion of Series A Preferred Stock (as defined below) currently convertible or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the individual or entity holding such options or Series A Preferred Stock but are not deemed outstanding for computing the percentage ownership of any other individual or entity. Unless otherwise noted, the address for each director and named executive officer listed in the table below is c/o Third Coast Bancshares, Inc., 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

Name of Beneficial Owner 5% Shareholders:	Number of Shares Beneficially Owned	Percentage Beneficially Owned(22)
BlackRock, Inc.(1)	902,712	5.5%
Castle Creek Capital VIII LLC(2)	1,707,888	9.3%
Directors and Named Executive Officers:
Carolyn Bailey(3)	15,316	*
Dr. Martin Basaldua(4)	70,541	*
William (Bill) Bobbora(5)	95,731	*
Dennis Bonnen(6)	165,279	1.0%
W. Donald Brunson(7)	55,768	*
Bart O. Caraway(8)	332,435	2.0%
David Phelps(9)	18,884	*
Troy A. Glander(10)	39,833	*
Shelton J. McDonald(11)	13,476	*
R. John McWhorter(12)	341,705	2.1%
Tony Scavuzzo(13)	—	—
Joseph L. Stunja(14)	222,917	1.3%
Reagan Swinbank(15)	69,390	*
Dr. Greg Bonnen(16)	152,021	*
Lynn Eisenhart(17)	1,612	*
Mary Stich(18)	2,919	*
Clint Greenleaf(19)	19,803	*
Jeffrey A. Wilkinson(20)	117,812	*
Directors and Executive Officers as a group (22 persons) (21)	1,782,151	10.48%

*	Represents beneficial ownership of less than 1%.
(1)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2024, which reported that it is the beneficial owner of 902,712 shares and that it has sole voting power with respect to 884,951 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to all of such shares and shared dispositive power with respect to none of such shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Represents shares of common stock issuable upon (i) conversion of 30,000 shares of the Company’s Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”), held by Castle Creek Capital Partners VIII, LP (“Fund VIII”) and 5,750 shares of Series A Preferred Stock held by Castle Creek Capital Partners VIII Co-Investment Fund A, LP (“Fund VIII Co-Invest”, and together with Fund VIII, the “Fund VIII Entities”) (based upon the conversion rate as of March 27, 2025 as set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Non-Cumulative Preferred Stock of Third Coast Bancshares, Inc.) and (ii) exercise of warrants to purchase 119,000 shares of common stock (“Warrants”) held by Fund VIII. Castle Creek Capital VIII LLC (“CCC VIII”) is the general partner of the Fund VIII Entities. Based on information contained in a Schedule 13D/A jointly filed by Castle Creek Capital VII LLC, Castle Creek Capital Partners VII LP, the Fund VIII Entities and CCC VIII with the SEC on November 20, 2024, (i) Fund VIII had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares, (ii) Fund VIII Co-Invest had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares, and (iii) CCC VIII had sole voting power with respect to none of such shares, shared voting power with respect to all of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to all of such shares. CCC VIII disclaims beneficial ownership of the common stock owned by Fund VIII and Fund VIII Co-Invest, except to the extent of its pecuniary interest therein. The address for the Fund VIII Entities and CCC VIII is 11682 El Camino Real Suite 320, San Diego, CA 92130.

(3)

Includes (i) 9,066 shares held by Ms. Bailey individually, (ii) 1,600 shares held by Ms. Bailey’s individual retirement account, (iii) options to purchase 4,000 shares of common stock, and (iv) 650 shares of restricted stock held by Ms. Bailey individually, which will vest in full on May 22, 2026.

(4)

Includes (i) 19,143 shares held by Dr. Basaldua individually, (ii) 37,525 shares held by Dr. Basaldua’s individual retirement account, (iii) options to purchase 11,000 shares of common stock, (iv) 650 shares of restricted stock held by Dr. Basaldua individually, which will vest in full on May 22, 2026, and (v) 2,223 shares issuable upon conversion of 50 shares of Series A Preferred Stock held by Dr. Basaldua individually.

(5)

Includes (i) 41,940 shared held by Mr. Bobbora individually, (ii) 11,750 shares held by Mr. Bobbora’s individual retirement account, (iii) options to purchase 30,000 shares of common stock, (iv) 2,533 shares of restricted stock held by Mr. Bobbora individually, which will vest in full on March 15, 2027, (v) 3,808 shares of restricted stock held by Mr. Bobbora individually, which will vest in equal increments on March 15, 2027 and March 15, 2028, (vi) 3,549 shares of restricted stock held by Mr. Bobbora individually, which will vest in equal increments on March 15, 2027, March 15, 2028, and March 15, 2029, and (vii) 2,151 shares held by the Company’s ESOP and allocated to Mr. Bobbora’s account. Mr. Bobbora has the right to direct the ESOP trustee to vote the shares held by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. Bobbora may be deemed the beneficial owner of such shares.

(6)

Includes (i) 151,409 shares held by Mr. Bonnen individually, (ii) 5,675 shares held by Mr. Bonnen’s individual retirement account, (iii) 4,545 shares held by the individual retirement account of Mr. Bonnen’s spouse, (iv) options to purchase 3,000 shares of common stock, and (v) 650 shares of restricted stock held by Mr. Bonnen individually, which will vest in full on May 22, 2026.

(7)

Includes (i) 36,618 shares held by Mr. Brunson individually, (ii) 12,500 shares held by Mr. Brunson’s individual retirement account, (iii) options to purchase 6,000 shares of common stock, and (iv) 650 shares of restricted stock held by Mr. Brunson individually, which will vest in full on May 22, 2026.

(8)

Includes (i) 128,613 shares held by Mr. Caraway individually, (ii) 2,746 shares held by Mr. Caraway’s individual retirement account, (iii) options to purchase 161,000 shares of common stock, (iv) 3,377 shares of restricted stock held by Mr. Caraway individually, which will vest in full on March 15, 2027, (v) 32,136 shares of restricted stock held by Mr. Caraway individually, which will vest in equal increments on March 15, 2027, March 15, 2028 and March 15, 2029, and (vi) 4,563 shares held by the Company’s ESOP and allocated to Mr. Caraway’s account. Mr. Caraway has the right to direct the ESOP trustee to vote the shares held by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. Caraway may be deemed the beneficial owner of such shares.

(9)

Includes (i) 7,789 shares held by Mr. Phelps individually, (ii) options to purchase 6,000 shares of common stock, (iii) 650 shares of restricted stock held by Mr. Phelps individually, which will vest in full on May 22, 2026, and (iv) 4,445 shares issuable upon conversion of 100 shares of Series A Preferred Stock held by Mr. Phelps individually.

(10)

Includes (i) 28,183 shares held by Mr. Glander individually, (ii) options to purchase 11,000 shares of common stock, and (iii) 650 shares of restricted stock held by Mr. Glander individually, which will vest in full on May 22, 2026.

(11)

Includes (i) 6,826 shares held by Mr. McDonald individually, (ii) options to purchase 6,000 shares of common stock, and (iii) 650 shares of restricted stock held by Mr. McDonald individually, which will vest in full on May 22, 2026.

(12)

Includes (i) 118,307 shares held by Mr. McWhorter individually, (ii) 55,538 shares held by Mr. McWhorter’s individual retirement account, (iii) 94,681 shares held by Richard and Amy McWhorter Management Trust of which Mr. McWhorter serves as the trustee, (iv) options to purchase 15,800 shares of common stock, (v) 5,279 shares held by the Company’s ESOP and allocated to Mr. McWhorter’s account, (vi) 4,475 shares of restricted stock held by Mr. McWhorter individually, which will vest in full on March 15, 2027, (vii) 3,180 shares of restricted stock held by Mr. McWhorter individually, which will vest in equal increments on March 15, 2027, March 15, 2028 and March 15, 2029, and (viii) 44,445 shares issuable upon conversion of 1,000 shares of Series A Preferred Stock held by Mr. McWhorter individually. Mr. McWhorter has the right to direct the ESOP trustee to vote the shares owned by the Company’s ESOP and allocated to his account on all matters requiring the vote of our shareholders and as a ESOP participant, Mr. McWhorter may be deemed the beneficial owner of such shares.

(13)

Mr. Scavuzzo is a managing principal of CCC VIII, Fund VIII and Fund VIII Co-Invest. Mr. Scavuzzo disclaims beneficial ownership of (i) 30,000 shares and 5,750 shares of Series A Preferred Stock owned by Fund VIII and Fund VIII Co-Invest, respectively, and (ii) 119,000 Warrants owned by Fund VIII, in each case except to the extent of his pecuniary interest in Fund VIII.

(14)

Includes (i) 15,576 shares held by Mr. Stunja individually, (ii) 129,024 shares held by The Stunja Family Trust of which Mr. Stunja serves as the trustee, (iii) options to purchase 11,000 shares of common stock, (iv) 650 shares of restricted stock held by Mr. Stunja individually, which will vest in full on May 22, 2026, and (v) 66,667 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock held by The Stunja Family Trust of which Mr. Stunja serves as the trustee.

(15)

Includes (i) 41,907 shares held by Mr. Swinbank individually, (ii) 20,833 shares held by RTS Family LP of which Mr. Swinbank is a partner, (iii) options to purchase 6,000 shares of common stock, and (iv) 650 shares of restricted stock held by Mr. Swinbank individually, which will vest in full on May 22, 2026.

(16)

Includes (i) 4,226 shares held by Dr. Bonnen individually, (ii) 144,150 shares held by Bonnen Investment LLP for which Dr. Bonnen serves as a member of the Limited Partnership and has shared voting and investment control and may be deemed beneficially owned by Dr. Bonnen, (iii) options to purchase 3,000 shares of common stock, and (iv) 650 shares of restricted stock held by Dr. Bonnen individually, which will vest in full on May 22, 2026.

(17)	Includes (i) 962 shares held by Ms. Eisenhart individually, and (ii) 650 shares of restricted stock held by Ms. Eisenhart individually, which will vest in full on May 22, 2026.
(18)	Includes (i) 2,274 shares held by Ms. Stich individually, and (ii) 650 shares of restricted stock held by Ms. Stich individually, which will vest in full on May 22, 2026.
(19)	Includes 19,803 shares held by Mr. Greenleaf individually.
(20)

Includes (i) 22,055 shares held by Mr. Wilkinson individually, (ii) 13,777 shares held by Mr. Wilkinson’s individual retirement account, (iii) 42,755 shares held jointly by Mr. Wilkinson and his spouse, (iv) 10,000 shares of restricted stock held by Mr. Wilkinson individually, which will vest in equal increments on February 1, 2027, February 1, 2028, February 1, 2029, February 1, 2030 and February 1, 2031, and (v) options to purchase 29,225 shares of common stock.

(21)

Includes (i) options held by a director or executive officer to purchase 318,925 shares of common stock and (ii) 117,780 shares of common stock issuable upon conversion of 2,650 shares of Series A Preferred Stock held by a director, executive officer, or entity in which a director is a principal. Shares beneficially owned also include 15,774 shares held by the Company’s ESOP and allocated to our directors’ and executive officers’ accounts. Each ESOP participant has the right to direct the ESOP trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders and as a ESOP participant, our directors and executive officers may be deemed the beneficial owner of such shares. Shares beneficially owned also include 10,385 shares of restricted stock, which will vest in full on March 15, 2027, 5,042 shares of restricted stock, which will vest in equal increments on March 15, 2027 and March 15, 2028, 7,790 shares of restricted stock, which will vest in full on May 22, 2026, 10,000 shares of restricted stock, which will vest in equal increments on February 1, 2027, February 1, 2028, February 1, 2029, February 1, 2030 and February 1, 2031, 4,000 shares of restricted stock, which will vest in equal increments on February 1, 2027, February 1, 2028 and February 1, 2029, and 42,210 shares of restricted stock, which will vest in equal increments on March 15, 2027, March 15, 2028, and March 15, 2029.
(22)

Percentages are based on 16,562,087 shares of common stock issued and outstanding at March 27, 2026. For purposes of computing the percentage of outstanding shares of common stock held by any individual or entity listed in this table, any shares of common stock that such individual or entity has the right to acquire pursuant to the exercise of a stock option or warrant or conversion of any Series A Preferred Stock that is exercisable, will vest or is convertible within 60 days of March 27, 2026 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Whitley Penn LLP their audit of the Company’s 2025 financial statements. During 2025 and 2026, the Audit Committee met with Whitley Penn LLP, with and without management present, to discuss the results of their examinations, their observations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Whitley Penn LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, (“PCAOB”), and the SEC and such other matters as are required to be discussed with the Audit Committee. The Audit Committee also discussed with Whitley Penn LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Whitley Penn LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.

Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee of the Board of Directors

Carolyn Bailey (Chair) W. Donald Brunson Troy A. Glander Shelton McDonald David Phelps Mary Stich

PROPOSAL 2. APPROVAL OF AMENDED AND RESTATED THIRD COAST BANCSHARES, INC. 2019 OMNIBUS INCENTIVE PLAN

Summary

At the annual meeting, we are asking shareholders to approve the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, which is an amendment and restatement of our 2019 Plan, in order to:

•	increase the number of shares of our common stock reserved for issuance under the 2019 Plan by an additional 375,000 shares;

•	add certain minimum vesting requirements, as described below under “—Summary of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan—Minimum Vesting Requirements”;

•

add provisions prohibiting the repricing of stock options and stock appreciation rights and prohibiting reload stock options, as described below under “—Summary of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan—No Repricing; No Reload Options”;

•

modify the provisions in the 2019 Plan related to dividends and stock splits with respect to restricted stock, as described below under “—Summary of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan—Restricted Stock”; and

•	make certain other administrative changes.

The Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan was recommended by our Compensation Committee and approved by our board of directors, subject to shareholder approval. Our board of directors continues to believe that adopting the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is in the best interests of the Company and its shareholders because it will permit the Company to continue to provide equity-based incentive awards to promote the continued growth and success of the Company by aligning the interests of the 2019 Plan participants with those of the Company’s shareholders. Our board of directors further believes that added capacity provided by the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan will enhance the Company’s ability to continue to recruit, retain and motivate capable employees, officers and directors of the Company and its affiliates. Our board of directors recommends that shareholders vote in favor of this proposal at the annual meeting.

•

If shareholders approve this proposal, then the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan will become effective as of the date of approval by our board of directors.

•

If shareholders do not approve this proposal, then the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan will not take effect and the 2019 Plan will continue in its present form and we will continue to grant awards under the 2019 Plan until the shares remaining available for issuance are exhausted. Regardless of whether the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is approved by our shareholders, each award that was granted under the 2019 Plan will continue in effect subject to the terms and conditions applicable to such award under the 2019 Plan and related award agreement until its vesting, forfeiture, or expiration.

Our continuing ability to offer equity incentive awards under the 2019 Plan is critical to our ability to attract, motivate and retain qualified employees. The Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is essential to meet our forecasted needs in respect of equity incentives.

The Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is necessary to promote our long-term success and the creation of shareholder value by:

•	Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;

•	Aligning participants’ interests with shareholders’ interests through incentives that are based upon the performance of our common stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We believe our success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based awards under the 2019 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of common stock as part of our compensation program is also important because equity-based awards help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of March 27, 2026, approximately 36,627 shares of common stock remained available for issuance under the 2019 Plan. If the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized for other purposes.

The actual text of the 2019 Plan as contemplated to be amended and restated is attached to this proxy statement as Appendix A. The following description of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Corporate Governance Practices

The 2019 Plan provides for good corporate governance practices, such as:

Independent Administration	The 2019 Plan is administered by the Compensation Committee, a committee of independent members of the board of directors.

No Repricing Without Shareholder Approval	The exercise price of stock options and stock appreciation rights generally cannot be reduced, nor can “underwater” stock options or stock appreciation rights be cancelled in exchange for cash or replaced with other awards or stock options or stock appreciation rights with a lower exercise or base price, without shareholder approval. In addition, options may not be granted in consideration for, or conditioned upon, the delivery of shares of common stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option (i.e., no “reload” options are permitted).

No Dividends/Dividend Equivalents On Unvested Awards	Dividends and dividend equivalents are not paid on unvested awards.

No Discounting of Stock Options or Stock Appreciation Rights	Stock options or stock appreciation rights must be granted with an exercise or base price not less than the fair market value of a share of common stock on the date of grant.

Minimum Vesting Periods	Awards under the 2019 Plan must vest no earlier than the first anniversary of the applicable grant date, except that an award may provide for accelerated vesting upon the participant’s death, disability or in connection with a change in control. Notwithstanding, up to 5% of the shares reserved under the 2019 Plan may be issued without regard to the minimum vesting requirement, and the minimum vesting requirement does not apply to any “Substitute Awards” (as defined in the 2019 Plan) or awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting.

Awards Subject to Clawback Policy	Awards under the 2019 Plan are subject to the Company’s clawback policy.

Awards Outstanding and Historical Grants

The following provides additional information on total equity awards outstanding and total grants made in the last three fiscal years.

Overhang. The following table provides certain additional information regarding total awards outstanding under the 2019 Plan, the 2017 Plan, and the Keystone Bancshares, Inc. 2021 Equity Incentive Plan, as amended, as of March 27, 2026:

As of March 27, 2026
Number of outstanding options	960,747
Weighted average exercise price of outstanding options	$21.75
Weighted average remaining term of outstanding options	5.37
Number of outstanding restricted stock awards	141,732
Total number of shares of common stock outstanding	16,562,087

Burn Rate. One means of evaluating the long-term dilution from equity compensation plans is to monitor the number of equity awards granted annually, commonly referred to as “burn rate.” As shown in the following table, the Company’s three-year average annual burn rate has been 0.01%.

	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
A Number of stock options granted	45,500	40,500	10,000
B Number of restricted stock awards granted	75,956	49,300	56,661
C Number of stock options and restricted stock awards forfeited or cancelled	129,480	102,137	40,456
D Weighted-average number of shares of common stock outstanding	13,841,230	13,656,859	13,583,553
Burn Rate(1)	-0.06%	-0.09%	0.19%

(1)	Burn Rate is calculated as: [A+B-C] / [D].

In determining the number of shares to request for approval under the 2019 Plan, our management team worked with our Compensation Committee and its independent compensation consultant to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2019 Plan. We expect that the increased share reserve under the 2019 Plan, if the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan is approved by our shareholders will be sufficient for awards for four years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity at the executive level, the rate at which shares are returned to the 2019 Plan’s reserve under permitted addbacks, the future performance of our stock price, the consequences of acquiring other companies, and other factors. While we believe that the assumptions we used are reasonable, actual share usage in the future may differ from current expectations.

Summary of Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan

This section summarizes certain principal features of the 2019 Plan, as contemplated to be amended and restated. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. The Company urges its shareholders to carefully read the entire Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan before voting on this proposal.

Eligibility. The officers, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive awards under the 2019 Plan.

Types of Awards. The 2019 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards, cash awards, and dividend equivalents.

Shares Available; Certain Limitations. The aggregate number of shares of common stock that will be available for issuance under the 2019 Plan is the sum of (i) 1,175,000 shares and (ii) the total number of shares remaining available for new awards under the 2013 Plan as of May 29, 2019. All shares of stock available for issuance under the 2019 Plan may be granted in respect of options (including incentive stock options) or stock appreciation rights. As of March 27, 2026, 36,627 shares of our common stock were reserved for future awards under the 2019 Plan, subject to equitable adjustment upon the occurrence of any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. At our 2021 annual meeting, our shareholders approved an amendment to the 2019 Plan to increase by 500,000 the number of shares of our common stock authorized for issuance under the 2019 Plan.

To the extent that an award under the 2019 Plan terminates, expires, lapses for any reason, or is settled in cash, any shares of common stock subject to the award will again be available for the grant of an award pursuant to the 2019 Plan. Further, any shares of common stock tendered by a participant or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, or any shares of common stock not issued or delivered as a result of the net settlement of an outstanding award, will again be available for the grant of an award pursuant to the 2019 Plan.

Notwithstanding any provision in any policy of the Company regarding compensation payable to a non-employee director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares of common stock and the maximum amount that may become payable pursuant to all cash-based awards that may be granted under the 2019 Plan to an individual as compensation for services as a non-employee director, together with cash compensation paid to the non-employee director in the form of retainers, meeting or similar fees, during any calendar year shall not exceed $500,000.

Administration. The 2019 Plan is administered by the Compensation Committee, except to the extent our board of directors elects to administer the 2019 Plan. The Compensation Committee has the authority, in its sole and absolute discretion, to: (a) designate eligible persons as 2019 Plan participants; (b) determine the type or types of awards to be granted to an eligible person; (c) determine the number of shares of common stock or amount of cash to be covered by awards; (d) determine the terms and conditions of any award, consistent with the terms of the 2019 Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the award (for example, from cash to common stock or vice versa), or modification of any other condition or limitation regarding an award, based on such factors as the Compensation Committee may determine, in its sole discretion; (e) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled, or forfeited; (f) interpret and administer the 2019 Plan and any instrument or agreement relating to an award made under the 2019 Plan; (g) establish, amend, suspend, or waive rules and regulations used to administer the 2019 Plan; and (h) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2019 Plan.

Exercisability and Vesting. Awards under the 2019 Plan are subject to such restrictions on transferability, risk of forfeiture, exercisability (in the case of stock options and stock appreciation rights), and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter.

Minimum Vesting Requirements. Notwithstanding any other provision of the 2019 Plan to the contrary, the awards granted under the 2019 Plan shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: (i) any “Substitute Awards” (as defined in the 2019 Plan), (ii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional awards the Compensation Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2019 Plan (subject to adjustment under the 2019 Plan). The foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of death, disability or a “change of control” of the Company (as defined in the 2019 Plan), in the terms of the award agreement or otherwise.

No Repricing; No Reload Options. The Compensation Committee has no authority to reduce the exercise price of any outstanding option or the grant price of any stock appreciation right without the approval of the Company’s shareholders. Except in connection with certain capitalization adjustments or a change of control, (i) no option or stock appreciation right granted under the 2019 Plan may be surrendered to the Company for cancellation or as consideration for the grant of a new option or stock appreciation right with a lower exercise or grant price without shareholder approval, (ii) no repricing of an option or stock appreciation right shall be permitted without shareholder approval if such approval is otherwise required under the rules of any stock exchange on which shares of common stock are listed, and (iii) no option or stock appreciation right granted under the 2019 Plan may be exchanged or surrendered for cash or other consideration that exceeds the excess of the exercise price of an option or grant price of a stock appreciation right over the fair market value per share of common stock at the time of the transaction. In addition, options shall not be granted under the 2019 Plan in consideration for, and shall not be conditioned upon, the delivery of shares of common stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option (i.e., no “reload” options are permitted).

Stock Options. Options entitle the participant to purchase shares during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of a share on the day the option is granted, or, in the case of an incentive stock option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the fair market value per share of the common stock on the date of grant). Each option will have a maximum term of ten years from the date of grant, or such lesser period as the Compensation

Committee may determine (or, in the case of an incentive stock option granted to a 10%+ shareholder, no more than five years from the date of grant). Each option will be identified in the applicable award agreement as either a non-qualified stock option or an option intended to qualify as an “incentive stock option” under Section 422 of the Code. Incentive stock options are required to have specific terms contained in Section 422 of the Code and which will be set forth in the applicable award agreement.

Stock Appreciation Rights. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or shares equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the related shares on the date of exercise for a period of no more than ten years.

Restricted Stock. The Compensation Committee may grant restricted shares to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as it may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a shareholder with respect to the restricted stock. Unless otherwise determined by the Compensation Committee and specified in the applicable award agreement, any cash dividends paid on a share of restricted stock or stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such cash, stock or other property has been distributed, and shall not be paid unless and until such restricted stock has vested and been earned. Notwithstanding the foregoing, such amounts shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules (as defined in the 2019 Plan).

Restricted Stock Units. A restricted stock unit award is an award of the right to receive an amount of cash or shares at a future date based upon the value of the shares at the time of vesting of the award, or if the award is denominated in cash, the right to receive an amount of cash per unit that is determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee is authorized to grant to eligible persons such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the 2019 Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of a share of common stock or the value of securities of or the performance of specified subsidiaries of the Company.

Performance Awards. The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions.

Stock Awards. The Compensation Committee is authorized to grant a stock award under the 2019 Plan to any eligible person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Cash Awards. The Compensation Committee may grant awards that are payable solely in cash, as deemed by the Compensation Committee to be consistent with the purposes of the 2019 Plan, and such cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee, in its sole discretion, from time to time. Cash awards may be granted with value and payment contingent upon the achievement of performance criteria.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to an eligible person, entitling the eligible person to receive cash, common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than an award of restricted stock or a stock award). The Compensation Committee may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional shares of common stock, awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. With respect to dividend equivalents granted in connection with another award, absent a contrary provision in the award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the award with respect to which the dividends accrue and will not be paid unless and until such award has vested and been earned.

Change of Control. Unless otherwise set forth in an award agreement or otherwise, following a change of control of the Company, with respect to each outstanding award that is not assumed or substituted in connection with a change of control, immediately upon the occurrence of the change of control, such award will become fully vested and exercisable, and any performance conditions imposed with respect to such award will be deemed to be achieved at target performance levels. Notwithstanding any other provision of the 2019 Plan or an award agreement to the contrary, upon a change of control of the Company or change in the Company’s outstanding common stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any award, the Compensation Committee, acting in its sole discretion, may effect one or more of the following alternatives: (a) remove any applicable forfeiture restrictions on any award; (b) accelerate the time of exercisability of an award so that such award may be exercised in full or in part for a limited period of time on or before a date specified by the Compensation Committee; (c) provide for a cash payment with respect to outstanding awards in exchange for the mandatory surrender and cancellation of some or all of the outstanding awards held by such holders (irrespective of whether such awards are then vested or exercisable pursuant to the 2019 Plan); (d) cancel awards that are unexercisable or remain subject to a restricted period as of the date of a change of control without payment of any consideration to the participant for such awards; or (e) make such adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such change of control (including, but not limited to, the substitution, assumption, or continuation of awards by the successor company or a parent or subsidiary thereof for new awards, and the adjustment as to the number and price of shares of common stock or other consideration subject to such awards).

Minimum Regulatory Capital Requirements. Notwithstanding any provision of the 2019 Plan or any agreement to the contrary, awards granted under the 2019 Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s and/or the Bank’s primary federal or state regulator that (a) the Company and/or the Bank has not maintained its minimum capital requirements (as determined by the regulator) and (b) the regulator is requiring termination or forfeiture of the awards. Upon receipt of such notice from the applicable regulator, the Company and/or the Bank will promptly notify each participant that such awards have become fully exercisable and vested to the full extent of the grant and that the participant must exercise the award or the award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the regulator or the participant will forfeit such awards. In case of forfeiture, no participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company, the Bank or any parent or subsidiary.

Amendment and Termination of the 2019 Plan. The board of directors may amend, suspend, discontinue or terminate the 2019 Plan or the Compensation Committee’s authority to grant awards under the 2019 Plan without the consent of shareholders or participants, except that any amendment, including any increase in any share limitation, is subject to the approval of the Company’s shareholders not later than the annual meeting next following such action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Without the consent of an affected participant, no such amendment may materially and adversely affect the rights of such participant under any previously granted and outstanding award.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of awards pursuant to the 2019 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2019 Plan, nor does it address state, local or non-U.S. taxes.

Stock Options. Under current tax laws, the grant of a stock option will not be a taxable event to the participant and the Company will not be entitled to a deduction with respect to the grant.

Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in the year of exercise equal to the excess of the then fair market value of the shares of common stock on the exercise date over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be ordinary income to the participant. When common stock received upon the exercise of a non-qualified stock option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized in the year of exercise). The character of the gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a non-qualified stock option is paid by the delivery of already owned shares.

The exercise of an incentive stock option generally will not be a taxable event to the participant and the Company will not be entitled to any deduction with respect to such exercise if the participant does not dispose of the shares of common stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. A disposition within such period would be a “disqualifying disposition.” The surrender of shares of common stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option or to satisfy any withholding requirements within the required holding period for incentive stock options under the Internal Revenue Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable non-disqualifying disposition of shares of common stock received upon exercise of an incentive stock option, the participant generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the incentive stock option. In the case of a disqualifying disposition, the participant will recognize ordinary income in the year of the disqualifying disposition equal to the lower of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the common stock at the time of the exercise over the exercise price, and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the participant. In addition, the participant will recognize on the disqualifying disposition, as long-term or short-term capital gain depending on the length of time the stock was held after the option was exercised, the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the common stock at the time of the exercise. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess of the sales price over the exercise price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax, and special tax rules apply when all or a portion of the exercise price of an incentive stock option is paid by delivery of already owned shares.

Restricted Stock. Unless a participant who receives restricted stock makes an election under Section 83(b) of the Internal Revenue Code, the participant generally is not required to recognize ordinary income on the award of the restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. Any gain or loss recognized upon a subsequent disposition of the shares will be capital gain or loss. If, after making a Section 83(b) election, a participant forfeits any shares of restricted stock, the participant will realize a loss equal to the amount paid for the restricted stock, not the amount elected to be included as income at the time of grant. If, after making the election, a participant sells restricted stock, the participant will have a gain or loss equal to the difference between the total amount realized and the adjusted tax basis in the shares (the consideration paid for the shares, if any, plus the amount of ordinary income recognized as a result of the election).

Restricted Stock Units. A participant is not taxed upon the grant of a restricted stock unit. Upon the vesting and settlement of a restricted stock unit in shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares received at the time of settlement. The participant’s basis in any shares received upon settlement of a restricted stock unit will equal the amount of ordinary income recognized, and upon any subsequent disposition of such shares, any gain or loss will be capital gain or loss, the character of which (long-term or short-term) will depend upon the holding period of the shares following settlement.

Performance Awards and Cash Awards. A participant is not taxed upon the grant of a performance award payable in shares of common stock. Upon receipt of the underlying shares, the participant will be taxed at ordinary income tax rates on the current fair market value of the stock received. The participant’s basis in any shares acquired pursuant to the settlement of a performance award will be equal to the amount of ordinary income on which the participant was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss. Performance awards and cash awards paid in cash are taxed upon payment at ordinary income tax rates.

Tax Effect for the Company. Generally, the Company is entitled to a tax deduction in connection with an award under the 2019 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-qualified stock option), provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1 million on the amount of compensation paid to certain of the Company’s top executive officers. Under the so-called “golden parachute” provisions of Section 280G of the Internal Revenue Code, the accelerated vesting of stock options, restricted stock, performance awards and benefits paid under any other awards in connection with a change of control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If those limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Withholding. The Company has the right to reduce the number of shares of common stock deliverable pursuant to the 2019 Plan by an amount having a fair market value equal to the amount necessary to satisfy all federal and state tax withholding requirements or to deduct a corresponding amount from any cash payment to be made pursuant to the 2019 Plan. The Compensation Committee may permit participants to satisfy all or a portion of the statutory withholding requirement by having shares withheld from the award. If shares are withheld from an award to satisfy withholding requirements, the fair market value of the shares withheld shall not exceed an amount determined based on the maximum statutory tax rate in the applicable jurisdictions.

New Plan Benefits

The 2019 Plan was in place during fiscal 2025. Future awards to be granted under the 2019 Plan to our named executive officers and other employees are discretionary and are not subject to set benefits or amounts. In addition, the types of awards granted may vary. We have not granted and do not intend to grant any awards with respect to shares covered by the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan prior to the receipt of shareholder approval of this proposal. Accordingly, the future benefits or amounts that will be received by or allocated to our named executive officers and other employees under the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan are not determinable.

Awards granted under the 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan. However, pursuant to our current compensation program for non-executive officer directors each of our current non-executive officer directors, other than Tony Scavuzzo, is eligible to receive an annual grant of restricted stock as further described in the “Director Compensation” section of this proxy statement.

The following table reflects the equity awards that have been granted under the 2019 Plan to our named executive officers, the director nominees, recipients of more than 5% of all awards under the 2019 Plan, and the specified groups set forth below as of March 27, 2026. No associates of any director, executive officer or director nominee have received any awards under the 2019 Plan.

Name and Position	Number of Shares Subject to Equity Awards Granted (#)
Bart O. Caraway, Chairman of the Board, President and Chief Executive Officer	128,150
R. John McWhorter, Senior Executive Vice President and Chief Financial Officer	33,514
William (Bill) Bobbora, Executive Vice President and Chief Banking Officer	63,840
All current executive officers as a group	639,321
All current directors who are not executive officers as a group	111,829
Each nominee for election as a director:
Bart O. Caraway	128,150
Clint Greenleaf	—
Tony Scavuzzo	—
Mary Stich	6,519
Jeffrey A. Wilkinson	10,000
Each other person who received or is to receive 5 percent of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	739,489

Securities Authorized for Issuance Under the Company’s Equity Compensation Plans

This table provides certain information as of December 31, 2025, with respect to the Company’s equity compensation plans. The following table is presented as of December 31, 2025 in accordance with SEC requirements:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining available for Future Issuance Under Equity Compensation Plans (excluding column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	1,099,797	$19.74	103,929
Equity compensation plans not approved by shareholders	—	—	—

Total	1,099,797	$19.74	103,929

(1)	The number of shares available for future issuance includes 13,806 shares available under the 2017 Plan and 90,123 shares available under the 2019 Plan.

Interests of Certain Persons in this Proposal

The Company’s directors and executive officers may be considered to have an interest in the approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan because they may in the future receive awards under the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan. Nevertheless, the board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of executive officers and experienced directors of the Company by adopting the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock authorized under the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan by our shareholders. The market price per share of the shares of common stock underlying the awards under the 2019 Plan, as of March 27, 2026, the record date, was $37.19.

Vote Required for Approval

Assuming the presence of a quorum, the approval of this Proposal 2 will require the affirmative vote of a majority of the votes cast at the annual meeting regarding that proposal. A broker non-vote or an abstention with respect to this Proposal 2 will not count as votes cast with respect to this Proposal 2 and will not be treated as a vote against this Proposal 2.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED THIRD COAST BANCSHARES, INC. 2019 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the board of directors has appointed Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026. The board of directors is seeking ratification of the appointment of Whitley Penn LLP for the 2026 fiscal year. Shareholder ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm for the 2026 fiscal year is not required by our Bylaws, state law or otherwise. However, the board of directors is submitting the selection of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Whitley Penn LLP for future services.

At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Whitley Penn LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2027 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than December 17, 2026. Any such proposal must comply with the requirements of Rule 14a-8.

In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2027 annual meeting of shareholders, no earlier than January 21, 2027 and no later than February 20, 2027. Additionally, for nominations of persons for election to the board of directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than December 22, 2026 and no later than January 21, 2027. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

However, in the case of shareholder proposals and shareholder nominations, if the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then the notice must be received no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. All notices to us must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary of the Company.

Shareholder proposals and nominations should be submitted to the Secretary of the Company and the Chairman of the Corporate Governance and Nominating Committee of Third Coast Bancshares, Inc., Attn: Secretary, 20202 Highway 59 North, Suite 190, Humble, Texas 77338.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2025, all Section 16(a) reporting requirements applicable to our officers, directors and greater than 10% shareholders were complied with, with the exception of a late filing of a Form 3 for Jeffrey A. Wilkinson due to administrative oversight.

OTHER MATTERS

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Certain risks and uncertainties that could cause our actual results to differ materially from those set forth in such forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by applicable laws.

Information Referenced in this Proxy Statement

The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

Other Business

The board of directors does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

APPENDIX A

AMENDED AND RESTATED THIRD COAST BANCSHARES, INC.

2019 OMNIBUS INCENTIVE PLAN

(adopted by the Company’s Board of Directors on April 16, 2026)

(approved by the Company’s shareholders on     , 2026)

1. Purpose. The purpose of the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive Plan (the “Plan”) is to provide an additional incentive to selected officers, Employees, Non-Employee Directors and Consultants of the Company and its subsidiaries (herein, “Eligible Persons”) whose contributions are essential to the growth and success of the Company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards, Cash Awards, Performance Awards, Dividend Equivalents or any combination of the foregoing.

2. Definitions. Wherever the following terms are used they will have the meanings set forth below, unless the context clearly indicates otherwise:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity is an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, Other Stock-Based Award, Cash Award, Dividend Equivalent Award, or Performance Award, together with any other right or interest granted under the Plan to an Eligible Person.

(c) “Award Agreement” means the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(d) “Bank” means Third Coast Bank SSB.

(e) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, as amended from time to time.

(f) “Board” means the Company’s Board of Directors.

(g) “Cash Award” means an Award granted to an Eligible Person under Section 14 of the Plan.

(h) “Change of Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following:

(i) A transaction or series of related transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person directly or indirectly becomes the Beneficial Owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that notwithstanding the foregoing, a transaction or series of transactions shall not be described hereunder if the acquirer is (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and acting in such capacity, (B) a wholly-owned Subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of voting securities of the Company, or (C) any other person whose acquisition of voting securities directly from the Company is approved in advance by a majority of the Incumbent Directors; or

(ii) During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that an individual who becomes a member of the Board subsequent to the beginning of the twenty-four (24) month period will be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no Person, directly or indirectly, becomes the Beneficial Owner of voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this Section 2(h)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company or the ultimate parent entity in substantially the same proportions of their ownership after the transaction.

Further, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, in order to make payment upon such Change of Control, the transaction or event described above with respect to such Award must also constitute a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Nonqualified Deferred Compensation Rules, and if it does not, payment of such Award will be made pursuant to the Award’s original payment schedule or, if earlier, upon the death of the Participant, unless otherwise provided in the Award Agreement.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a section of the Code includes any successor provision to such section.

(j) “Committee” means a committee of two or more directors designated by the Board to administer this Plan, and, to the extent the Board determines it is appropriate for Awards under the Plan to qualify for the exemption available under Rule 16b-3, will be a committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

(k) “Company” means Third Coast Bancshares, Inc., and, where appropriate, each of its Affiliates and successors.

(l) “Consultant” means any consultant or adviser if: (i) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person.

(m) “Effective Date” has the meaning set forth in Section 37.

(n) “Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including an officer or director, who is treated as an employee in the personnel records of the Company or Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Subsidiary or Affiliate as (i) independent contractors or (ii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (x) any vacation or sick time or otherwise approved paid time off in accordance with the Company or Subsidiary or Affiliate’s policy or (y) transfers between locations of the Company or between the Company, a Subsidiary and/or Affiliate. Neither services as a director nor payment of a director’s fee by the Company or a Subsidiary or Affiliate shall alone be sufficient to constitute “employment” by the Company or any Subsidiary or Affiliate.

(o) “Exercise Price” has the meaning set forth in Section 7(a).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, with respect to Stock as of any specified date, (i) if the Stock is traded on a national securities exchange, the closing price of the Stock on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter, the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; (iii) if the Stock is not publicly traded, the amount determined by the Committee in its discretion in such manner as it deems appropriate; or (iv) if the specified date is the date of an initial public offering of Stock, the offering price under such initial public offering. In all events, Fair Market Value will be determined pursuant to a method that complies with the requirements of the Nonqualified Deferred Compensation Rules.

(r) “Incentive Stock Option” or “ISO” means an Option that is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.

(s) “Non-Employee Director” means a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

(t) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(u) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Option” means a right granted to an Eligible Person under Section 7 to purchase Stock at a specified price during specified time periods.

(w) “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 12.

(x) “Participant” means, as of a specified date, a Person who holds an Award that is outstanding as of such specified date.

(y) “Performance Award” means a right, granted to an Eligible Person under Section 15, to receive a cash payment, Stock or other Award based upon performance criteria specified by the Committee.

(z) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(aa) “Prior Plan” has the meaning set forth in Section 4(a).

(bb) “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(cc) “Restricted Stock” means Stock granted to an Eligible Person under Section 9, that is subject to certain restrictions and to a risk of forfeiture.

(dd) “Restricted Stock Unit” means an unfunded and unsecured right granted to a Participant under Section 10, to receive Stock, cash or a combination thereof at the end of a specified period, which right is subject to certain restrictions and to a risk of forfeiture.

(ee) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, applicable to the Plan and Participants.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Stock” means the Company’s common stock, par value $1.00 per share.

(hh) “Stock Award” means a bonus payable in fully vested shares of Stock granted pursuant to Section 12.

(ii) “Stock Appreciation Right” or “SAR” means a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the exercise price of the SAR.

(jj) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

(kk) “Substitute Awards” has the meaning set forth in Section 4(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Subject to the Nonqualified Deferred Compensation Rules, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan or any such Award or Award Agreement, or any term thereof, into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (B) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees or other Persons claiming rights from or through a Participant. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person.

(c) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to any officer of the Company that is also a member of the Board (in their capacity as a member of the Board), subject to such terms as the Committee shall determine, to perform such functions, including administrative functions and the power to grant Awards under the Plan, as the Committee may determine, to the extent that such delegation will not violate state or corporate law. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 4(f) or 17, shall be deemed to include any officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer’s right to receive Awards under the Plan; provided, however, the officer may not grant Awards to himself or herself or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company or an Affiliate. The Committee may also appoint agents to assist it in administering the Plan that are Employees (whether or not officers) of the Company, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, Consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or Employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Total Shares Available. The maximum number of shares of Stock reserved for issuance under the Plan shall be the sum of (i) 1,175,000 shares and (ii) the total number of shares of Stock remaining available for new awards under the Third Coast Bancshares, Inc. 2013 Stock Option Plan (the “Prior Plan”) as of May 29, 2019. The maximum number of shares of Stock reserved for issuance under the Plan shall be subject to adjustment as provided by Section 4(f). All shares of Stock available for issuance under the Plan may be granted in respect of Options (including Incentive Stock Options) or Stock Appreciation Rights. The shares of Stock that may be delivered pursuant to Awards may be authorized but unissued Stock or authorized and issued Stock held in the Company’s treasury, or otherwise acquired for purposes of the Plan.

(b) Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Further, any shares of Stock tendered by a Participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award, or any shares of Stock not issued or delivered as a result of the net settlement of an outstanding Award, shall again be available for the grant of an Award pursuant to the Plan.

(c) Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable law and/or any applicable stock exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate (“Substitute Awards”) shall not be counted against shares of Stock available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law and/or any applicable stock exchange rule in the event that a company acquired by the Company or any company with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for grants of Awards under the Plan and shall not reduce the shares of Stock available for issuance under the Plan, and shares of Stock subject to such Awards (which, for the avoidance of doubt, exclude Substitute Awards) may again become available for Awards under the Plan as provided under Section 4(b) above; provided that Awards using such available shares (or any shares of Stock that again become available for issuance under the Plan under Section 4(b) above): (i) shall not be granted after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination; (ii) shall be made only to individuals who were not Employees, directors or Consultants of the Company or any of its Subsidiaries or Affiliates prior to such acquisition or combination; and (iii) shall otherwise be granted in compliance with applicable stock exchange listing standards. In addition, the payment of Dividend Equivalents in cash pursuant to any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(d) Prior Plan. From and after May 29, 2019, no new awards may be granted under the Prior Plan, it being understood that: (i) awards outstanding under the Prior Plan as of the date the Company’s stockholders approve the Plan shall remain in full force and effect under the Prior Plan according to their respective terms, and (ii) to the extent that (A) any such award is forfeited or otherwise terminates or is canceled without the delivery of shares of Stock, or (B) shares of Stock are withheld from any such award to satisfy any tax or withholding obligation, then the shares of Stock covered by such forfeited, terminated or canceled award or which are equal to the number of shares of Stock withheld, will again become available for issuance under this Plan.

(e) Annual Limit on Awards to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Stock and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to the Non-Employee Director in the form Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $500,000.00.

(f) Adjustment for Change in Capitalization.

(i) Adjustment. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, as it deems necessary or appropriate, (A) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (B) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, and (C) the Exercise Price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code; and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to the Nonqualified Deferred Compensation Rules to fail to comply with the requirements of such section.

(ii) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(iii) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 4(f) result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(g) Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, the Awards granted hereunder shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) any Substitute Awards, (ii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 4(f)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of death, disability or a Change of Control, in the terms of the Award Agreement or otherwise.

(h) No Repricing; No Reload Options. Notwithstanding other provision of the Plan to the contrary, the Committee shall have no authority to reduce the Exercise Price of any Option or the grant price of any SAR without the approval of the Company’s stockholders. Except in accordance with Section 4(f) related to an adjustment in the number of shares of Stock and Section 17 in the event of a Change of Control, (i) no Option or SAR granted under this Plan may be surrendered to the Company for cancellation or as consideration for the grant of a new Option or SAR with a lower Exercise Price or grant price, as applicable, than the Option or SAR so surrendered or exchanged without the approval of the Company’s stockholders, (ii) no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval otherwise is required under the rules of any stock exchange on which shares of Stock are listed and (iii) no Option or SAR granted under this Plan may be exchanged or surrendered for cash or other consideration that exceeds the excess of the Exercise Price of an Option or grant price of a SAR over the Fair Market Value per share of the Stock at the time of the transaction. In addition, Options shall not be granted under this Plan in consideration for, and shall not be conditioned upon, the delivery of shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other Option.

5. Eligibility. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. The grant of an Award hereunder in any year to any individual shall not entitle such individual to a grant of an Award in any future year.

6. Awards Under the Plan; Award Agreement. The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Award) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7. Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonqualified Stock Options, to Eligible Persons on the following terms and conditions:

(a) Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that except with respect to Substitute Awards or as provided Section 4(f) hereof, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant). Except with respect to Substitute Awards, in the event an Option is granted with an Exercise Price less than 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option, the Exercise Price of such Option shall be deemed to be 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option.

(b) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 9. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO).

(c) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are Employees of the Company or Employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 4(f) or 16, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

8. Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(a) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(b) Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Except as otherwise provided in Section 4(f), in the event an SAR is granted with grant price less than 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR, the grant price of such SAR shall be deemed to be 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(c) Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(d) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

9. Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(a) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(b) Dividends and Splits. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, any cash dividends paid on a share of Restricted Stock or Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, Stock or other property has been distributed, and shall not be paid unless and until such Restricted Stock has vested and been earned. Notwithstanding the foregoing, such amounts shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

10. Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(a) Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(b) Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (i) a number of shares of Stock equal to the number of RSUs vesting on such date, or (ii) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(c) Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Award Agreement, and subject to the Committee’s authority under to Section 3 hereof, Restricted Stock Units that have not vested shall be forfeited upon the Participant’s termination of employment (or upon cessation of such Participant’s services to the Company) for any reason.

11. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

12. Stock Awards. The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

13. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 13 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

14. Cash Awards. The Committee may grant awards that are payable solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

15. Performance Awards. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

16. Certain Provisions Applicable to Awards.

(a) Limit on Transfer of Awards.

(i) Except as provided in Section 16(a)(iii) and (iv) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii) Except as provided in Section 16(a)(iii) and (iv) below, no Award other than a Stock Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii) To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c) Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e) Additional Agreements. Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f) Termination of Service. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate shall be specified in the applicable Award Agreement.

(g) Restricted Securities. Prior to a Qualifying Public Offering, the Stock to be issued under this Plan, which may be issued in reliance on the exemption from registration set forth in Rule 701, shall be deemed to be “restricted securities” as defined in Rule 144, promulgated by the Securities and Exchange Commission under the Securities Act as from time to time in effect and applicable to the Plan and Participants. Resales of such Stock by the holder thereof shall be in compliance with the Securities Act or an exemption therefrom. Such Stock may bear an appropriate legend if determined necessary by the Committee.

17. Change of Control Provisions. Unless otherwise provided by the Committee or in the applicable Award Agreement or otherwise, and subject to Section 4(f), in the event of a Change of Control:

(a) With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(b) For purposes of this Section 17, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award is of substantially comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(c) Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under Section 4(f), the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent or Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; (iv) cancel Awards that are unexercisable or remain subject to a restricted period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards, and (y) the adjustment as to the number and price of shares of Stock or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(d) The “Change of Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 17(d), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 17(d) or in Section 17(c) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

18. Lock-Up Period. As a condition to (a) receiving an Award under the Plan and (b) receiving any Stock in settlement of an Award, each Participant hereby agrees that, if any underwritten offering is undertaken by the Company for its own account or on account of a third party pursuant to customary registration rights (an

“Offering”) (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Participant will not effect any public sale or distribution of any shares of Stock, or securities convertible into or exchangeable or exercisable for shares of Stock, (except pursuant to the prospectus or registration statement for such Offering) during the “Lock-Up Period,” unless otherwise agreed to in writing by the Company. The “Lock-Up Period” shall be no longer than the lock-up period applicable to the other shareholders of Stock and in any event no longer than 180 days. This Section 18 shall not apply to Awards granted after a Qualifying Public Offering.

19. Minimum Regulatory Capital Requirements. Notwithstanding any provision of this Plan or any agreement to the contrary, Awards granted under the Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s and/or the Bank’s primary federal or state regulator (“Regulator”) that (i) the Company and/or the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of the Awards. Upon receipt of such notice from the Regulator, the Company and/or the Bank will promptly notify each Participant that such Awards have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Award or the Award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or the Participant will forfeit such Awards. In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company, the Bank or any parent or Subsidiary. None of the Company, the Bank, or any parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company and/or the Bank to provide adequate notice to the Participant.

20. Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

21. Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

22. Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

23. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within 10 days of such disposition.

24. Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

25. Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

26. Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (a) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (b) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (c) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or Employees and/or other service providers, or (d) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

27. Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

28. No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

29. Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

30. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

31. Severability and Reformation. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonqualified Stock Option for all purposes of the Plan.

32. Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No Employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

33. Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas without giving effect to any conflict of law provisions thereof. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

34. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

35. Section 409A Compliance. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 35 nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

36. Correction of Errors. Notwithstanding anything in this Plan or an Award Agreement to the contrary, the Committee may amend an Award, to take effective retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 36 to any Award made under the Plan without further consideration or action.

37. Plan Effective Date and Term. This Plan is adopted effective April 16, 2026 (the “Effective Date”), subject to approval by the stockholders of the Company at the Company’s 2026 annual meeting of stockholders. No Awards may be granted under this Plan on and after April 18, 2029. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

Your vote C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Third Coast Bancshares, Inc. Internet: www.proxydocs.com/TCBX • • Cast your vote online Annual Meeting of Shareholders Have your Proxy Card ready • Follow the simple instructions to record your vote For Shareholders of record as of March 27, 2026 Phone: Thursday, May 21, 2026 10:00 AM, Central Time 1-866-377-1856 Third Coast Bank, 20202 Highway 59 North, Suite 190, Humble, Texas 77338 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Central Time, May 21, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Bart O. Caraway and Troy A. Glander (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authority to vote all the shares of common stock, par value $1.00 per share, of Third Coast Bancshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 21, 2026 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the Annual Meeting and any adjournment or postponement thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors. This card also constitutes confidential voting instructions for participants in the Third Coast Bank 401(k) and Employee Stock Ownership Plan (“ESOP”). If you are an ESOP participant, then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the ESOP trustee for the shares allocated to your ESOP account. Shares in the ESOP for which voting instructions are not received by 5:00 p.m., Central Time, on May 18, 2026, or if no choice is specified, will be voted by the ESOP trustee as directed by the ESOP administrator. The ESOP trustee will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Third Coast Bancshares, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect four (4) Class A directors to serve on the board of directors of the Company until the Company’s 2029 annual meeting of shareholders and one (1) Class C director to serve on the board of directors of the Company until the Company’s 2028 annual meeting of shareholders, and each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal; FOR AGAINST ABSTAIN 1.01 Bart O. Caraway (Class A) FOR 1.02 Clint Greenleaf (Class A) FOR 1.03 Tony Scavuzzo (Class A) FOR 1.04 Mary Stich (Class A) FOR 1.05 Jeffrey A. Wilkinson (Class C) FOR FOR AGAINST ABSTAIN 2. To approve the Amended and Restated Third Coast Bancshares, Inc. 2019 Omnibus Incentive FOR Plan, a copy of which is attached as Appendix A to the proxy statement; #P7# #P7# #P7# 3. To ratify the appointment of Whitley Penn LLP as the independent registered public accounting FOR firm of the Company for the year ending December 31, 2026; and #P8# . To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Check here if you plan to attend the Annual Meeting. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date